PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated July 1, 1998)                    Registration No. 333-58309

                                1,320,000 Shares

                           EASTGROUP PROPERTIES, INC.

              7.95% Series D Cumulative Redeemable Preferred Stock
                     Liquidation Preference $25.00 Per Share

     We are offering and selling 1,320,000 shares of our 7.95% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share. We will pay cumulative dividends on the Series D preferred stock from the date of original issuance at the rate of 7.95% per annum of the $25.00 liquidation preference per share, equivalent to $1.9875 per share per year. Dividends on the Series D preferred stock will be payable quarterly in arrears, beginning on July 15, 2003. The shares of Series D preferred stock have no stated maturity, will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities. Holders of shares of Series D preferred stock will generally have no voting rights, but will have limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other events.

     Except in limited circumstances to preserve our status as a real estate investment trust (a "REIT"), we may not redeem the Series D preferred stock until July 2, 2008. On or after July 2, 2008, we may, at our option, redeem the Series D preferred stock, in whole or in part, at any time and from time to time, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to the redemption date. Any partial redemption will generally be on a pro rata basis.

     We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding equity stock, including the Series D preferred stock. See "Description of Series D Preferred Stock" and "Description of Capital Stock" in this prospectus supplement for a discussion of these restrictions.

     No market currently exists for our Series D preferred stock. We have applied to list our Series D preferred stock on the New York Stock Exchange
(NYSE) under the symbol "EGP PrD," subject to official notice of issuance. If the application is approved, we expect that trading will commence within 30 days after the initial delivery of the Series D preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol "EGP."

     See "Risk Factors" beginning on page S-5 in this prospectus supplement for a discussion of the risks relevant to an investment in our Series D preferred stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.


     In connection with our offering of securities, we have retained Mercury Capital Markets LLC as our placement agent. Mercury has no commitment to purchase securities and will act only as an agent in the obtaining of indications of interest on the securities from certain investors in various jurisdictions.


             The date of this prospectus supplement is June 2, 2003.

     You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement and the date of the prospectus, respectively.

     To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                                               Page
FORWARD-LOOKING INFORMATION.....................................................................................iii
WHERE YOU CAN FIND MORE INFORMATION.............................................................................iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................iv
PROSPECTUS SUPPLEMENT SUMMARY...................................................................................S-1
RISK FACTORS....................................................................................................S-5
USE OF PROCEEDS................................................................................................S-16
DESCRIPTION OF SERIES D PREFERRED STOCK........................................................................S-16
DESCRIPTION OF CAPITAL STOCK...................................................................................S-24
CERTAIN PROVISIONS OF MARYLAND LAW.............................................................................S-33
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.........................................................S-38
PLAN OF DISTRIBUTION...........................................................................................S-55
EXPERTS........................................................................................................S-56
LEGAL MATTERS..................................................................................................S-56

                                   PROSPECTUS

AVAILABLE INFORMATION.............................................................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................3
THE COMPANY.......................................................................................................4
RATIO OF EARNINGS TO FIXED CHARGES................................................................................4
USE OF PROCEEDS...................................................................................................5
DESCRIPTION OF PREFERRED STOCK....................................................................................5
DESCRIPTION OF DEPOSITARY SHARES.................................................................................13
DESCRIPTION OF COMMON STOCK......................................................................................18
FEDERAL INCOME TAX CONSIDERATIONS................................................................................21
PLAN OF DISTRIBUTION.............................................................................................32
EXPERTS..........................................................................................................33
LEGAL MATTERS....................................................................................................33

                           FORWARD-LOOKING INFORMATION


     We have made forward-looking statements with respect to our financial condition, results of operations and business and on the possible impact of this offering on our financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions as they relate to us or our management, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including those described under "Risk Factors" in this prospectus supplement, that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

     In evaluating the securities offered by this prospectus supplement, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on pages S-5 to S-16 of this prospectus supplement.


                       WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the Securities and Exchange Commission, or the SEC, a registration statement under the Securities Act with respect to the securities offered hereunder. As permitted by the SEC's rules and regulations, this prospectus supplement and the accompanying prospectus, do not contain all the information set forth in the registration statement. For further information regarding our company and our equity stock, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement. Additionally, we file annual, quarterly and special reports, proxy statements and other information with the SEC.

     You may read and copy all or any portion of the registration statement or any other materials that we file with the SEC at the SEC public reference room at 450 Fifth Street, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's Web site (www.sec.gov). We also have a Web site (www.eastgroup.net) through which you may access our SEC filings. In addition, you may look at our SEC filings at the offices of the New York Stock Exchange, Inc., which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock is listed and traded on the NYSE under the symbol "EGP."

     Information contained on our Web site is not and should not be deemed a part of this prospectus supplement or the accompanying prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The SEC allows us to incorporate by reference the information contained in documents that we file with them. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the completion of this offering:

-    Our Annual Report on Form 10-K for the year ended December 31, 2002;

- Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2002;

- Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2001;

-    Our  Quarterly  Report on Form 10-Q for the three  months  ended  March 31,
     2003;

-    Our Current Report on Form 8-K dated June 2, 2003; and

- Our Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders to be held on May 29, 2003.


     You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:

                           EastGroup Properties, Inc.
                       Attention: Chief Financial Officer
                              300 One Jackson Place
                             188 East Capitol Street
                         Jackson, Mississippi 39201-2195
                                 (601) 354-3555

                          PROSPECTUS SUPPLEMENT SUMMARY


     This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our Series D preferred stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the financial data and related notes, before making an investment decision.


                           EASTGROUP PROPERTIES, INC.


     We are an equity real estate investment trust, or REIT, focused on the acquisition, operation and development of industrial properties in major Sunbelt markets throughout the United States with a special emphasis in the states of California, Florida, Texas and Arizona. We are a self-administered REIT in that we provide our own investment and administrative services internally through our own employees. Our strategy for growth is based on property portfolio orientation toward premier distribution facilities located near major transportation centers. As of March 31, 2003, our portfolio included 18.7 million square feet with an additional 510,000 square feet of properties under development. As of March 31, 2003, our industrial properties were, on average, approximately 90.5% leased. Our mission is to maximize stockholder value by being the leading provider of highly functional and flexible quality warehouse/distribution space for tenants in the 10,000 to 50,000 square foot range.

     We are a corporation organized under the laws of the State of Maryland. Our principal executive offices are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, and our telephone number is
(601) 354-3555. We also have a Web site at www.eastgroup.net. Information contained on our Web site is not and should not be deemed a part of this prospectus supplement or the accompanying prospectus.

                                  THE OFFERING

Securities Offered....................................     1,320,000 shares of 7.95% Series D Cumulative Redeemable
                                                           Preferred Stock.

Ranking...............................................     With respect to the payment of dividends and amounts upon
                                                           liquidation, the 7.95% Series D Cumulative Redeemable Preferred Stock
                                                           will rank senior to our common stock and equal to our 9.00% Series A
                                                           Cumulative Redeemable Preferred Stock and 8.75% Series B Cumulative
                                                           Convertible Preferred Stock. See "Description of Series D Preferred
                                                           Stock--Rank," "--Dividends" and "--Liquidation Preference."

Use of proceeds.......................................     The net proceeds from the sale of the Series D preferred stock will be used to pay a portion of the redemption price of our
                                                           9.00% Series A preferred stock.  See "Use of Proceeds."

Dividends.............................................     Dividends on the Series D preferred stock are cumulative from the date of original issue and are payable quarterly in arrears on or before the fifteenth day of each January, April, July and
                                                           October or, if not a business day, the next succeeding business day, to stockholders of record at the close of business on the last business day of March, June, September and December,
                                                           or on such date designated by our Board of Directors for payment of distributions that is not more than 30 nor less than ten days prior to the Dividend Payment Date (as defined herein), commencing on October 15,
                                                           2003, at the fixed rate of 7.95% per annum of the liquidation preference
                                                           (equivalent to a fixed annual rate of $1.9875 per share). The first dividend will be for less than a full quarter. Dividends on the Series D preferred stock will accrue whether or not our credit facilities at any time prohibit the current payment of dividends, whether or not we have earnings, whether or not there are funds legally available for the payment of such
                                                           dividends and whether or not such dividends are declared. See
                                                           "Description of Series D Preferred Stock--Dividends."

Liquidation Preference................................     The liquidation preference for each share of Series D preferred stock is $25.00, plus an amount equal to all accrued and unpaid dividends (whether or not declared). See "Description of Series
                                                           D Preferred Stock--Liquidation Preference."

Redemption............................................     The Series D preferred stock is not redeemable prior to July 2,
                                                           2008 except as provided for in our charter.  On and after such date, we may redeem the Series D preferred stock for cash at our option, upon not less than 30 nor more than 60 days written notice, in whole or in part, at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon, if any, to the date fixed for redemption, without interest.  See
                                                           "Description of Series D Preferred Stock--Redemption."

Voting Rights.........................................     Holders of Series D preferred stock generally will have no voting rights except as required by law. However, whenever dividends on any shares of Series D preferred stock or equal stock shall be in arrears for six or more quarterly periods
                                                           (whether or not consecutive), whether or not earned or
                                                           declared, the holders of such shares (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, other than the holders of our Series B preferred stock) will be
                                                           entitled to vote for the election of a total of two additional directors to serve on the Board of Directors of the Company until all dividends accumulated on such shares of Series D preferred stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, certain changes to the terms of the Series D preferred stock that would be materially adverse to the rights of holders of the Series D preferred stock cannot be made without the affirmative vote of the holders of at least
                                                           two-thirds of the outstanding shares of Series D preferred stock. Holders of Series D preferred stock will have certain other voting rights under Maryland law. See "Description of
                                                           Series D Preferred Stock--Voting Rights."

Conversion............................................     The Series D preferred stock is not convertible into or
                                                           exchangeable for any other property or securities, except that we may exchange shares of Series D preferred stock for shares of Excess Stock in order to ensure that we remain a qualified
                                                           REIT for federal income tax purposes. See "Description of
                                                           Series D Preferred Stock--Restrictions on Ownership and
                                                           Transfer."

Restrictions on Ownership.............................     Ownership by a single holder of more than 9.8% (in value or in number, whichever is more restrictive) of our equity stock, including the Series D preferred stock but excluding Excess
                                                           Stock, is restricted in order to ensure that the Company
                                                           remains a qualified REIT for federal income tax purposes.
                                                           Shares held in violation of the ownership limit will be
                                                           converted into Excess Stock.  See "Description of Series D
                                                           Preferred Stock--Restrictions on Ownership and Transfer."

Maturity..............................................     The Series D preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.  See
                                                           "Description of Series D Preferred Stock--Maturity."

Trading...............................................     We have applied to the NYSE to list the Series D preferred stock under the symbol "EGP PrD."  If approved, trading of the
                                                           Series D preferred stock on the NYSE is expected to commence within a 30-day period after the initial delivery of the shares of Series D preferred stock.

                                  RISK FACTORS


     From time to time, we may make forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21F of the Securities Exchange Act), in documents filed under the Securities Act, the Securities
Exchange Act, press releases or other public statements. If we make forward-looking statements, we assume no obligation to update forward-looking statements, except as required by law. Stockholders should not place undo reliance on forward-looking statements as they involve numerous risks and uncertainties that could cause actual results to differ materially from the results stated or implied in the forward-looking statements. In addition to specific factors that may be disclosed simultaneously with any forward-looking statement, some of the factors related to us and our businesses that could cause actual results to differ materially from a forward-looking statement are set forth below.

Risks Relating to the Series D Preferred Stock

     There is no established trading market for the Series D preferred stock, which may negatively affect its market value and your ability to transfer or sell your Series D preferred stock. The shares of Series D preferred stock are a new issue of securities with no established trading market. We have applied to list the Series D preferred shares on the NYSE. There is no assurance that the NYSE will approve our listing application. An active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the Series D preferred stock could be adversely affected.

Real Estate Industry Risks

     We face risks associated with local real estate conditions in areas where we own properties. We may be affected adversely by general economic conditions and local real estate conditions. For example, an oversupply of industrial properties in a local area or a decline in the attractiveness of our properties to tenants would have a negative effect on us.

     Other factors that may affect general economic conditions or local real estate conditions include:

-    population and demographic trends;

-    employment and personal income trends;

-    income tax laws;

-    changes in interest rates and availability and costs of financing;

-    construction costs; and

-    weather conditions that may increase or decrease energy costs.

     We may be unable to compete with our larger competitors and other alternatives available to tenants or potential tenants of our properties. The real estate business is highly competitive. We compete for interests in properties with other real estate investors and purchasers, many of whom have greater financial resources, revenues, and geographical diversity than we have. Furthermore, we compete for tenants with other property owners. All of our industrial properties are subject to significant local competition. We also compete with a wide variety of institutions and other investors for capital funds necessary to support our investment activities and asset growth. In addition, our portfolio of retail properties faces competition from other properties within each submarket where they are located.

     We are subject to significant regulation that inhibits our activities. Local zoning and use laws, environmental statutes and other governmental requirements restrict our expansion, rehabilitation and reconstruction activities. These regulations may prevent us from taking advantage of economic opportunities. Legislation such as the Americans with Disabilities Act may require us to modify our properties and noncompliance could result in the imposition of fines or an award of damages to private litigants. Future legislation may impose additional requirements. We cannot predict what requirements may be enacted or what changes may be implemented to existing legislation.

Risks Associated with Our Properties

     We may be unable to renew leases or relet space as leases expire. When a lease expires, a tenant may elect not to renew it. We may not be able to relet the property on similar terms, if we are able to relet the property at all. The terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable to us than the prior lease. In the past two years, we had an unusually high percentage of leases that expired. Also, the lease termination fees generated were significantly lower in 2002 as compared to 2001. If we are unable to relet all or a substantial portion of our properties, or if the rental rates upon such reletting are significantly lower than expected rates, our cash generated before debt repayments and capital expenditures, and our ability to make expected distributions to stockholders, may be adversely affected.

     We have been and may continue to be affected negatively by tenant bankruptcies and leasing delays. At any time, a tenant may experience a downturn in its business that may weaken its financial condition. Similarly, a general decline in the economy may result in a decline in the demand for space at our industrial properties. As a result, our tenants may delay lease commencement, fail to make rental payments when due, or declare bankruptcy. Any such event could result in the termination of that tenant's lease and losses to us.

     We receive a substantial portion of our income as rents under long-term leases. If tenants are unable to comply with the terms of their leases because of rising costs or falling sales, we may deem it advisable to modify lease terms to allow tenants to pay a lower rent or a smaller share of operating costs, taxes and insurance.

     Development and acquisition risks could impact our profitability. We intend to continue to develop and acquire industrial properties. Such activities may be conducted through wholly-owned affiliated companies or through joint ventures with unaffiliated parties. We cannot be sure that properties will be available for acquisition or development or, if available, that we will be able to acquire or develop those properties upon favorable terms or that favorable financing will be available for acquisitions or development. The unavailability of properties could limit our growth. In addition, acquisitions and the development of new properties may fail to perform in accordance with our expectations and our cost estimates for marketing, acquisition, development and operation may be inaccurate. Our acquisition and development activities may also be exposed to the following risks:

- we may not be able to acquire a desired property because of competition from other real estate investors with greater capital and resources;

-    we may overpay for new acquisitions;

- we may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased development costs;

- we may incur construction costs for a property that exceed original estimates due to increased materials, labor or other costs, which could make completion of the property uneconomical, and we may not be able to increase rents to compensate for the increase in construction costs;

- we may abandon development opportunities that we have already begun to explore, and we may fail to recover expenses already incurred in connection with exploring those opportunities;

- we have been and may continue to be unable to complete construction and lease-up of a property on schedule and meet financial goals for development projects;

- new development activities, regardless of their ultimate success, typically require a substantial portion of our management's time and attention, diverting their attention from our day-to-day operations; and

- because occupancy rates and rents at a newly developed property may fluctuate depending on a number of factors, including market and economic conditions, we may be unable to meet our profitability goals for that property.

     Coverage under our existing insurance policies may be inadequate to cover losses. We generally maintain insurance policies related to our business, including casualty, general liability and other policies, covering our business operations, employees and assets. However, we would be required to bear all losses that are not adequately covered by insurance. In addition, there are certain losses that are not generally insured because it is not economically feasible to insure against them, including losses due to riots or acts of war. If an uninsured loss or a loss in excess of insured limits occurs with respect to one or more of our properties, then we could lose the capital we invested in the properties, as well as the anticipated future revenue from the properties and, in the case of debt, which is with recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the properties. Moreover, as a number of our properties are located in California, an area known for seismic activity, we may incur material losses in the future in excess of insurance proceeds from our earthquake insurance. Although we believe that our insurance programs are adequate, we cannot assure you that we will not incur losses in excess of our insurance coverage, or that we will be able to obtain insurance in the future at acceptable levels and reasonable costs.

     Increased operating costs may reduce our profitability and have an adverse effect on our cash flow and our ability to make distributions to our stockholders. We may face higher operating expenses as a result of rising costs generally and following the September 11, 2001 terrorist attacks in particular. For example, due to the events of September 11th, there are increased costs relating to building security, property maintenance and insurance coverage. Specifically, as a result of the events of September 11th, the insurance industry has changed its risk assessment approach and cost structure. As a result, the premiums for our property and casualty insurance coverage more than doubled from 2001 to 2003 on a comparable basis. We cannot assure you that further premium increases will not take place in future years which would further adversely affect our operating results. Furthermore, we may not be able to obtain in the future insurance coverage comparable to that which we presently carry.

     In general, under our leases with tenants, we pass on a portion of our operating costs to them. However, we cannot assure you that tenants will actually bear the full burden of any higher operating costs, or that such increased costs will not lead them, or other prospective tenants, to seek leasing space elsewhere. Also, lower occupancy rates of our properties affect our ability to pass on our operating costs to our tenants. For example, we incurred higher operating expenses in 2002 because we were forced to absorb a greater percentage of operating expenses as a result of lower occupancy. Moreover, the availability of other comparable warehouse space in our specific geographic markets may limit our ability to increase rents.

     We face risks due to lack of geographic diversity. Substantially all of our properties are located in the Sunbelt region of the United States with a special emphasis in the states of California, Florida, Texas and Arizona, which in the aggregate represent 82.9% of the total square footage of our industrial operating properties and 82.9% of our industrial annualized base rent as of March 31, 2003. A downturn in general economic conditions and local real estate conditions in these geographic regions, as a result of oversupply of or reduced demand for industrial properties, local business climate, business layoffs and changing demographics, would have a particularly strong adverse effect on us.

     We face risks due to the illiquidity of real estate which may limit our ability to vary our portfolio. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will therefore be limited. In addition, the Internal Revenue Code limits our ability to sell our properties. If we must sell an investment, we cannot ensure that we will be able to dispose of the investment in the time period we desire or that the sales price of the investment will recoup or exceed our cost for the investment.

     We face possible environmental liabilities. Current and former real estate owners and operators may be required by law to investigate and clean up hazardous substances released at the properties they own or operate. They may also be liable to the government or to third parties for substantial property or natural resource damage, investigation costs and cleanup costs. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs the government incurs in connection with the contamination. Contamination may affect adversely the owner's ability to use, sell or lease real estate or to borrow using the real estate as collateral.

     For example, we currently own the Industry Distribution Center in City of Industry, California. The center is on a parcel of land that was previously used as a facility to manufacture air conditioners by Carrier Corporation. In connection with these manufacturing activities, there was a spill of a hazardous material that affected both the soil and groundwater. Carrier presently is remediating this groundwater contamination in accordance with an order of the Regional Water Quality Control Board. Carrier has also executed a Remediation, Indemnity and Access Agreement that protects us and any subsequent owner of the property from environmental liabilities relating to the spill and requires Carrier to pay the entire cost of all environmental remediation programs at the property. However, we cannot assure you that Carrier will not, in a future period, become unable to indemnify and protect us against all liabilities related to the spill or property. We also cannot assure you that the spill is the only environmental liability or compliance matter related to the property or other sources in the area, or that the agreement will sufficiently protect us against all liabilities related to the spill, property or other sources. Moreover, we cannot assure you that environmental liabilities will not arise in the future related to the property or other sources that may have a material adverse effect on our business, assets or results of operations.

     We have no way of determining at this time the magnitude of any potential liability to which we may be subject arising out of environmental conditions or violations with respect to the properties we currently or formerly owned. Environmental laws today can impose liability on a previous owner or operator of a property that owned or operated the property at a time when hazardous or toxic substances were disposed of, released from, or present at, the property. A conveyance of the property, therefore, does not relieve the owner or operator from liability. Although we have conducted Phase I environmental site assessments ("ESAs") at some of our properties to identify potential sources of contamination at those properties, such ESAs do not reveal all environmental liabilities or compliance concerns that could arise from those properties. Moreover, material environmental liabilities or compliance concerns may exist of which we are currently unaware that in the future may have a material adverse effect on our business, assets or results of operations.

Financing Risks

     We face risks generally associated with our debt. We finance a portion of our investments in real estate through debt. At March 31, 2003, mortgages and other indebtedness for which we are liable totaled $327,984,000, of which approximately $1,353,000 matures in 2003. This debt obligation creates risks for our business, including:

- rising interest rates on our floating rate debt, which as of March 31, 2003 totaled approximately $81,214,000;

- failure to repay or refinance existing debt as it matures which may result in forced disposition of properties on disadvantageous terms;

-    refinancing terms less favorable than the terms of existing debt; and

-    failure to meet required payments of principal and/or interest.

     If we fail to make the required payments of principal and/or interest, our operations and ability to make expected distributions to stockholders may be adversely affected. Also, since some of our properties are mortgaged to secure payments of indebtedness, if we are unable to pay that indebtedness, those properties could be transferred to the mortgagee, resulting in a loss of income and a decline in asset value.

     We face risks associated with our hedging arrangements. In November 2002, we entered into an interest rate swap agreement to hedge our exposure to the variable interest rate on our $11 million Tower Automotive Center recourse mortgage. Such an agreement may expose us to additional risks because developing an effective interest rate risk strategy is complex and no strategy can completely insulate us from risks associated with interest rate fluctuations. We cannot assure you that our hedging arrangement will have the desired beneficial impact on our results of operations or financial condition. The hedging arrangement may involve costs, such as transaction fees or breakage costs, if we terminate it.

     We face risks associated with the use of debt to fund acquisitions and developments, including refinancing risk. We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that a portion of the principal of our debt will not be repaid prior to maturity. Therefore, we will likely need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt. If principal payments due at maturity cannot be refinanced, extended or repaid with proceeds from other sources, such as new equity capital or sales of properties, our cash flow will not be sufficient to repay all maturing debt in years when significant "balloon" payments come due.

     We face risks associated with our dependence on external sources of capital. In order to qualify as a REIT, we are required each year to distribute to our stockholders at least 90% of our REIT taxable income, and we are subject to tax on our income to the extent it is not distributed. Because of this distribution requirement, we may not be able to fund all future capital needs from cash retained from operations. As a result, to fund capital needs, we rely on third-party sources of capital, which we may not be able to obtain on favorable terms, if at all. Our access to third-party sources of capital depends upon a number of factors, including (i) general market conditions; (ii) the market's perception of our growth potential; (iii) our current and potential future earnings and cash distributions; and (iv) the market price of our capital stock. Additional debt financing may substantially increase our debt-to-total capitalization ratio. Additional equity financing will dilute the holdings of our current stockholders.

     We could default on cross-collateralized and cross-defaulted debt. As of March 31, 2003, we had six secured loans that are cross-collateralized by 56 properties, totaling $166,821,000. If we default on any of these loans, then we could be required to repay the aggregate of all indebtedness, together with applicable prepayment charges, to avoid foreclosure on all the cross-collateralized properties within the applicable pool. In addition, our credit facilities contain cross-default provisions, which may be triggered in the event that our other material indebtedness is in default. These cross-default provisions may require us to repay or restructure the credit facilities.

     We may amend our business policies without your approval. Our Board of Directors determines our growth, investment, financing, capitalization, borrowing, REIT status, operating and distribution policies. Although the Board of Directors has no present intention to amend or revise any of these policies, these policies may be amended or revised without notice to stockholders. Accordingly, stockholders may not have control over changes in our policies. We cannot assure you that changes in our policies will serve fully the interests of all stockholders.

Other Risks

     The market value of our common stock could decrease based on our performance and market perception and conditions. The market value of our common stock may be based primarily upon the market's perception of our growth potential and current and future cash dividends, and may be secondarily based upon the real estate market value of our underlying assets. The market price of our common stock is influenced by the dividend on our common stock relative to market interest rates. Rising interest rates may lead potential buyers of our common stock to expect a higher dividend rate, which would adversely affect the market price of our common stock. In addition, rising interest rates would result in increased expense, thereby adversely affecting cash flow and our ability to service our indebtedness and pay dividends.

     Adverse legislative or regulatory tax changes may affect the tax treatment of our company or our stockholders and the value of our stock. The U.S. federal income tax laws governing REITs and other corporations or the administrative interpretations of those laws may be amended at any time. Any of those new laws or interpretations thereof may take effect retroactively and could adversely affect our company or you, as a stockholder. On May 28, 2003, the President signed into law legislation that, for individual taxpayers, will generally reduce the tax rate on corporate dividends to a maximum of 15% for tax years from 2003 to 2008. REIT dividends generally will not qualify for this reduced tax rate because REITs' income generally is not subject to corporate level tax. This new law could cause stock in non-REIT corporations to be a more attractive investment to individual investors than stock in REITs and could have an adverse effect on the market price of our equity securities.

     There are limits on the ownership of our capital stock as a result of which a stockholder may lose beneficial ownership of its shares. The Internal Revenue Code provides that, in order for us to maintain our REIT status, not more than 50% of the value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals or entities. In addition, our charter prohibits, with limited exceptions, direct or constructive ownership of more than 9.8% in value or in number of our outstanding equity stock (defined as all of our classes of capital stock, except our excess stock), whichever is more restrictive, by any individual or entity. The constructive ownership rules are complex and may cause shares of our capital stock owned directly or constructively by a group of related individuals or entities to be constructively owned by one individual or entity. An acquisition of shares by a person, or a transfer of shares to a person, as a result of which the ownership limits set forth above are violated, may be void or may be deemed to be made to a trust designated by us, or the shares of capital stock to be purchased or transferred may be converted into another form of our securities.

     Future terrorist attacks in the United States or the escalation of international hostilities may result in a decline in economic activity, which could reduce the demand for and the value of our properties. Future terrorist attacks in the United States, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, or other acts of terrorism or war may result in a decline in economic activity and reduce demand for our properties. A decrease in demand would make it difficult for us to renew or re-lease our properties at lease rates equal to or above historical rates. In the future, terrorism insurance may not be available at a reasonable price, if at all. To the extent that our tenants are impacted by future attacks, their businesses similarly could be adversely affected, which could impact our tenants' ability to continue to pay rent under their existing leases.

     Limitations on the ownership of our common stock, our stockholder rights plan and severance agreements with our executive officers may preclude the acquisition or change of control of our company. Certain provisions contained in our charter and bylaws, our stockholder rights plan and severance agreements with our executive officers may have the effect of discouraging a third party from making an acquisition proposal for us and thereby inhibit a change in control. These provisions include the following:

- Our charter generally limits any holder from acquiring more than 9.8% (in value or in number, whichever is more restrictive) of our outstanding equity stock (defined as all of our classes of capital stock, except our excess stock). The ownership limit may limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor were attempting to assemble a block of shares in excess of 9.8% of the outstanding shares of equity stock or otherwise effect a change in control. Also, the request of the holders of a majority or more of our common stock is necessary for stockholders to call a special meeting. We also require advance notice by stockholders for the nomination of directors or proposal of business to be considered at a meeting of stockholders.

- We have a stockholder rights plan. Under the terms of the plan, we declared a dividend of rights on our common stock and Series B preferred stock. The rights issued under the plan will be triggered, with certain exceptions, if and when any person or group acquires, or commences a tender offer to acquire, 15% or more of our shares, our Board of Directors determines that a substantial stockholder's ownership may be adverse to the interests of our other stockholders or our qualification as a REIT, or other similar events. The plan could have the effect of deterring or preventing our acquisition, even if a majority of our stockholders were in favor of such acquisition, and could have the effect of making it more difficult for a person or group to gain control of us or to change existing management.

- We have entered into change of control agreements with each of our executives providing for the payment of money to these executives upon the occurrence of our change of control as defined in these agreements. If, within a certain time period (as set in the executive's agreement) following a change of control, we terminate the executive's employment other than for cause, or if the executive elects to terminate his or her employment with us for reasons specified in the agreement, we will make a severance payment equal to the executive's average annual compensation times an amount specified in the executive's agreement, together with the executive's base salary and vacation pay that have accrued but are unpaid through the date of termination. These agreements may deter our change of control because of the increased cost for a third party to acquire control of us.

     Maryland business statutes may limit the ability of a third party to acquire control of us. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire our company and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests. The Maryland General Corporation Law restricts mergers and other business combination transactions between us and any person who acquires beneficial ownership of shares of our stock representing 10% or more of the voting power without our Board of Directors' prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and 66 2/3% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. Maryland law also provides generally that a person who acquires shares of our equity stock that represent 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote.

     Additionally, Maryland law provides, among other things, that our Board of Directors has broad discretion in adopting stockholders' rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. Furthermore, Maryland corporations that:

- have three independent directors who are not officers or employees of the entity or related to an acquiring person; and

- are subject to the reporting requirements of the Securities Exchange Act of 1934,

may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle that provides that:

-    the corporation will have a staggered board of directors;

- any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

- the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

- vacancies may only be filled by the remaining directors, even if the procedure is contrary to the charter or bylaws; and

- the Secretary of the corporation may call a special meeting of stockholders at the request of stockholders only upon the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.

     To date, we have not made any of the elections described above although our charter and bylaws contain some of these provisions independent of these elections.

     We may fail to qualify as a REIT. If we fail to qualify as a REIT, we will not be allowed to deduct distributions to stockholders in computing our taxable income and will be subject to federal income tax, including any applicable alternative minimum tax, at regular corporate rates. In addition, we might be barred from qualification as a REIT for the four years following disqualification. The additional tax incurred at regular corporate rates would reduce significantly the cash flow available for distribution to stockholders and for debt service.

     Furthermore, we would no longer be required by the Internal Revenue Code to make any distributions to our stockholders as a condition to REIT qualification. Any distributions to stockholders that otherwise would have been subject to tax as capital gain dividends would be taxable as ordinary income to the extent of our current and accumulated earnings and profits. Corporate distributees, however, may be eligible for the dividends received deduction on the distributions, subject to limitations under the Internal Revenue Code.

     To qualify as a REIT, we must comply with certain highly technical and complex requirements. We cannot be certain we have complied with these requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to our qualification as a REIT or with respect to the federal income tax consequences of qualification. We cannot assure you that we are qualified or will remain qualified as a REIT.

     We may be unable to comply with the strict income distribution requirements applicable to REITs. To obtain the favorable tax treatment associated with qualifying as a REIT, among other requirements, we are required each year to distribute to our stockholders at least 90% of our REIT taxable income (other than our net capital gain). We will be subject to corporate income tax on any undistributed REIT taxable income. In addition, we will incur a 4% nondeductible excise tax on the amount by which our distributions (including any capital gains we elect to retain) in any calendar year are less than the sum of: (i) 85% of our ordinary income for the year; (ii) 95% of our capital gain net income for the year; and (iii) any undistributed taxable income from prior years. We could be required to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT (and to avoid corporate income tax and the 4% excise tax), even if conditions were not favorable for borrowing.

     Notwithstanding our status as a REIT, we are subject to various federal, state, local and foreign taxes on our income and property. For example, as described above, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains, provided, however, that properly designated undistributed capital gains will effectively avoid taxation at the stockholder level. We may be subject to other federal income taxes as more fully described in "Material United States Federal Income Tax Consequences -- Taxation of Us as a REIT." We may also have to pay some state income or franchise taxes because not all states treat REITs in the same manner as they are treated for federal income tax purposes.

     Increases in U.S. state and local taxes could adversely affect our cash available for distribution. Many U.S. states and localities are considering increases in their income and/or real property tax rates (or increases in the assessments of real property) to cover the revenue shortfalls they are currently facing. We are subject to state and local income and property taxation in various jurisdictions in which we transact business and own property. Increases in income and/or property taxes in those jurisdictions could adversely affect our cash available for distribution to stockholders.

     Our Chairman serves as the Chairman of another REIT. Leland R. Speed serves as our Chairman and as the Chairman of Parkway Properties, Inc., a REIT with a focus on office properties in the Southeastern and Southwestern United States and Chicago. Parkway's offices are separate from ours and we have no other common directors or officers. As we both carry out our separate strategic plans, our management and the management of Parkway have each stated their intentions not to transfer properties between the two companies, and we each intend to pursue our distinct corporate plan. However, we cannot assure you that conflicts of interest will not arise between Parkway and us in the future. In the event that there is a transaction between Parkway and us, we cannot assure you that the terms will be as favorable to us as they would have been if the described relationships did not exist.

                                 USE OF PROCEEDS

     We expect to receive net proceeds of approximately $32.3 million from this offering, after deducting estimated transaction costs payable by us. We expect to use the net proceeds from this offering to pay a portion of the redemption price of our outstanding Series A Cumulative Redeemable Preferred Stock.


                     DESCRIPTION OF SERIES D PREFERRED STOCK

General

     Our Board of Directors has authorized the reclassification of 1,320,000 shares of common stock into shares of Series D preferred stock under authority granted the Board under our charter. See "Description of Capital Stock."

Maturity

     The Series D preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption except as provided in our charter.

Rank

     The Series D preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of our common stock, and to all equity securities ranking junior to the Series D preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; (ii) on a parity with our Series A Cumulative Redeemable Preferred Stock and Series B Cumulative Convertible Preferred Stock and with all equity securities we issue, the terms that specifically provide that such equity securities rank on a parity with the Series D preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; (iii) junior to any class or series of capital stock of the Company ranking senior to the Series D preferred stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up; and (iv) junior to all of our existing and future indebtedness including debt securities of the Company.

Dividends

     Subject to the rights of series of preferred stock which may from time to time come into existence, holders of shares of the Series D preferred stock are entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.95% per annum of the liquidation preference per share (equivalent to a fixed annual amount of $1.9875 per share).

     Dividends on the Series D preferred stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the fifteenth day of January, April, July and October of each year, or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). The first dividend will be paid on or before October 15, 2003 and will be for less than a full quarter. Dividends payable on the Series D preferred stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the last business day of March, June, September and December, or on such other date designated by our Board of Directors for the payment of dividends that is not more than 30 nor less than ten days prior to the applicable Dividend Payment Date (each, a "Dividend Record Date"). The first Dividend Record Date for determination of stockholders entitled to receive dividends on the Series D preferred stock is expected to be September 30, 2003.

     No dividends on shares of Series D preferred stock shall be declared by our Board of Directors or paid or set apart for payment by us at such time as the terms and provisions of any agreement to which we are a party, including any agreement relating to its indebtedness, that prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     Notwithstanding the foregoing, dividends on the Series D preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series D preferred stock will accumulate as of the Dividend Payment Date on which they become payable.

     If for any taxable year, we elect to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series D preferred stock shall be the amount that the Total Dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series D preferred stock for the year bears to the Total Dividends. We may elect to retain and pay income tax on our net long-term capital gains. In such a case, the holders of Series D preferred stock would include in income their proportionate share of our undistributed long-term capital gains, as we designate.

     Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any of our capital stock or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series D preferred stock (other than a dividend in shares of the Company's common stock or in shares of any other class of stock ranking junior to the Series D preferred stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D preferred stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series D preferred stock, all dividends declared upon the Series D preferred stock and any other series of preferred stock ranking on a parity as to dividends with the Series D preferred stock shall be declared pro rata so that the amount of dividends declared per share of Series D preferred stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D preferred stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D preferred stock which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series D preferred stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the Series D preferred stock as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock ranking junior to or on a parity with the Series D preferred stock as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for other capital stock ranking junior to the Series D preferred stock as to dividends and amounts upon liquidation or redemptions for the purpose of preserving our qualification as a REIT). Holders of shares of the Series D preferred stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series D preferred stock as provided above. Any dividend payment made on shares of the Series D preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

     Subject to the rights of series of preferred stock which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series D preferred stock are entitled to be paid out of the assets legally available for distribution to its stockholders the liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of common stock or any other class or series of capital stock of the Company that ranks junior to the Series D preferred stock as to liquidation rights. Holders of Series D preferred stock will be entitled to written notice of any event triggering the right to receive such liquidation preference. After payment of the full amount of the liquidation preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series D preferred stock will have no right or claim to any of our remaining assets. If we consolidate or merge with or into any other trust or entity or any other corporation, or we enter into a transaction involving sale, lease or consolidation, conveyance or disposition of all or substantially all of our property or business, or the effectuation of a transaction or series of related transactions in which more than 50% of our voting power is disposed of, such transaction shall not be deemed to constitute a liquidation, dissolution or winding up.

     In the event that, upon any such voluntary or involuntary liquidation or winding up of our affairs, the available assets are insufficient to pay the amount of the liquidation distributions on all outstanding shares of Series D preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with Series D preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company ("Parity Stock"), then the holders of shares of Series D preferred stock and Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Redemption

     The Series D preferred stock is not redeemable prior to July 2, 2008, except as provided for in our charter. However, in order to ensure that the Company will remain qualified as a REIT for federal tax purposes, the Series D preferred stock owned by a stockholder in excess of the Ownership Limit, as defined herein, may automatically be exchanged for shares of Excess Stock and the Company will have the right to purchase Excess Stock from the holder. See "--Restrictions on Ownership and Transfer." On and after July 2, 2008, we may, at our option, upon not less than 30 nor more than 60 days written notice, redeem shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon, if any, to the date fixed for redemption (except as provided below), without interest.

Procedures for Redemption

     Holders of Series D preferred stock to be redeemed shall surrender such Series D preferred stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of Series D preferred stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series D preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares of Series D preferred stock, such shares of Series D preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series D preferred stock is to be redeemed, the Series D preferred stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company. The Company's ability to redeem Series D preferred stock is subject to the limitations on distributions in the Maryland General Corporation Law.

     Unless full cumulative dividends on all shares of Series D preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series D preferred stock or Parity Stock shall be redeemed unless all outstanding shares of Series D preferred stock or Parity Stock are simultaneously redeemed, and we shall not purchase or otherwise acquire directly or indirectly any shares of Series D preferred stock (except by exchange for capital stock of the Company ranking junior to the Series D preferred stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent us from purchasing shares of Excess Stock in order to ensure we continue to meet the requirements for qualification as a REIT for federal income tax purposes, or the purchase or acquisition of shares of Series D preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D preferred stock.

     Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D preferred stock to be redeemed at their respective addresses as they appear on our stock transfer records. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D preferred stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series D preferred stock to be redeemed; (iv) the place or places where certificates for shares of the Series D preferred stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series D preferred stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D preferred stock held by such holder to be redeemed.

     Immediately prior to any redemption of Series D preferred stock, we shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D preferred stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares between such Dividend Record Date and the corresponding Dividend Payment Date or the Company's default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series D preferred stock.

     The Series D preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes, Series D preferred stock acquired by a stockholder in excess of the Ownership Limit will automatically be exchanged for shares of Excess Stock and the Company will have the right to purchase Excess Stock from the holder.

Voting Rights

     Holders of the Series D preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

     Whenever dividends on any shares of Series D preferred stock or any Parity Stock shall be in arrears for six or more quarters (whether consecutive or not) (a "Preferred Dividend Default"), whether or not earned or declared, the holders of such shares of Series D preferred stock (voting separately as a voting group with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable other than the Series B preferred stock (the "Voting Parity Stock")) will be entitled to vote separately as a voting group for the election of a total of two additional directors to serve on the Board of Directors of the Company (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series D preferred stock and the holders of record of at least 20% of any series of Voting Parity Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series D preferred stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series D preferred stock and shares of Voting Parity Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. Such Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series D preferred stock and such Voting Parity Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series D preferred stock shall have been paid in full or set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Voting Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

     So long as any shares of Series D preferred stock remain outstanding, we will not without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series D preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the
Series D preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock into such shares, or create, authorize, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of the our charter and Articles Supplementary, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D preferred stock or the holders thereof provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series D preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series D preferred stock and provided further that: (i) any increase in the amount of the authorized preferred stock or the creation or issuance of any series of preferred stock; or (ii) any increase in the amount of authorized shares of such series, including the Series D preferred stock, in each case ranking on a parity with or junior to the Series D preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     In addition to the above, under Maryland law, the Series D preferred stock will be entitled to vote as a separate voting group to approve a dividend payable in shares of Series D preferred stock to the holders of another class of our stock or to approve a dividend payable in shares of our stock other than Series D preferred stock to the holders of Series D preferred stock.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion

     The Series D preferred stock is not convertible into or exchangeable for any of our property or securities, except that the shares of Series D preferred stock may be exchanged for shares of Excess Stock in order to ensure that we remain qualified as a REIT for federal income tax purposes.

Restrictions on Ownership and Transfer

     For us to qualify as a REIT under the Code, certain restrictions apply to the ownership of shares of our equity stock (as defined in our charter). See "Material United States Income Tax Consequences--Requirements for Qualification." Because our Board of Directors believes it is essential for us to continue to qualify as a REIT, our charter restricts the ownership, acquisition and transfer of our equity stock, including shares of Series D preferred stock.

     Our charter provides that if, at any time during our qualification as a REIT, a transfer of any of our equity stock that would result in: (i) any person acquiring directly or indirectly beneficial ownership of more than 9.8% of the total number of outstanding shares of our equity stock (by value or by number, whichever is more restrictive) (the "Ownership Limit"); (ii) our outstanding equity stock being constructively or beneficially owned by fewer than 100 persons; or (iii) us being "closely held" within the meaning of Section 856 of the Code, then: (A) any proposed transfer will be void ab initio and will not be recognized by us; (B) we will have the right to redeem the shares proposed to be transferred; and (C) the shares proposed to be transferred will be automatically converted into and exchanged for shares of a separate class of stock, Excess Stock, having no dividend or voting rights. Holders of Excess Stock do have certain rights in the event of any liquidation, dissolution or winding up. Our charter further provides that the Excess Stock will be held by us as trustee for the person or persons to whom the shares are ultimately transferred, until such time as the shares are re-transferred to a person or persons in whose hands the shares would not be Excess Stock and certain price-related restrictions are satisfied.

Transfer and Dividend Paying Agent

     Equiserve Trust Company, N.A. will act as the transfer and dividend payment agent with respect to the Series D preferred stock.

                          DESCRIPTION OF CAPITAL STOCK

     The following description is only a summary of certain terms and provisions of our capital stock. You should refer to our charter and bylaws for the complete provisions thereof.

General

     The total number of shares of capital stock of all classes that we are authorized to issue is 100,000,000. Our Board of Directors has authorized the reclassification of 1,320,000 shares of common stock into Series D preferred stock. Upon filing of the Articles Supplementary creating the Series D preferred stock, our charter will authorize the issuance of 63,555,000 shares of common stock, par value $.0001 per share; 1,725,000 shares of 9.00% Series A Cumulative Redeemable Preferred Stock, par value $.0001 per share; 2,800,000 shares of Series B Cumulative Convertible Preferred Stock, par value $.0001 per share; 600,000 shares of Series C Preferred Stock, par value $.0001 per share, 1,320,000 shares of 7.95% Series D Cumulative Redeemable Preferred Stock, par value $.0001 per share; and 30,000,000 shares of Excess Stock, par value $.0001 per share. As of May 30, 2003, 17,950,808 shares of common stock, 1,725,000 shares of Series A preferred stock, 1,750,000 shares of Series B preferred stock, no shares of Series C or D preferred stock and no shares of Excess Stock were issued and outstanding. The common stock and the Series A preferred stock are currently listed on the New York Stock Exchange under the symbols "EGP" and "EGP PrA," respectively. There is no public market for our Series B preferred stock.

     Our Board of Directors is authorized by the charter, to classify and reclassify any of our unissued shares of capital stock, by, among other alternatives, setting, altering or eliminating the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of, limitations as to dividends and any other restrictions on, our capital stock. The power of the Board of Directors to classify and reclassify any of the shares of capital stock includes the authority to classify or reclassify such shares into a class or classes of preferred stock or other stock.

     Pursuant to the provisions of our charter, if a transfer of stock occurs such that any person would own, beneficially or constructively (applying the applicable attribution rules of the Code), more than 9.8% (in value or in number, whichever is more restrictive) of our outstanding equity stock (excluding shares of Excess Stock), then the amount in excess of the 9.8% limit will automatically be converted into shares of Excess Stock, any such transfer will be void from the beginning, and we will have the right to redeem such stock. These restrictions also apply to any transfer of stock that would result in our being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT for federal income tax purposes. Upon any transfer that results in Excess Stock, such Excess Stock shall be held in trust for the exclusive benefit of one or more charitable beneficiaries designated by us. Upon the satisfaction of certain conditions, the person who would have been the recordholder of the equity stock if the transfer had not resulted in Excess Stock may designate a beneficiary of an interest in the trust. Upon such transfer of an interest in the trust, the corresponding shares of Excess Stock in the trust shall be automatically exchanged for an equal number of shares of equity stock of the same class as such stock had been prior to it becoming Excess Stock and shall be transferred of record to the designated beneficiary. Excess Stock has no voting rights, except as required by law, and any vote cast by a purported transferee in respect of shares of Excess Stock prior to the discovery that shares of equity stock had been converted into Excess Stock shall be void from the beginning. Excess Stock shall not be entitled to dividends. Any dividend paid prior to our discovery that equity stock has been converted into Excess Stock shall be repaid to us upon demand. In the event of our liquidation, each holder of Excess Stock shall be entitled to receive that portion of our assets that would have been distributed to the holder of equity stock in respect of which such Excess Stock was issued. The trustee of the trust holding Excess Stock shall distribute such assets to the beneficiaries of such trust. These restrictions will not prevent the settlement of a transaction entered into through the facilities of any interdealer quotation system or national securities exchange upon which shares of our capital stock are traded. Notwithstanding the prior sentence, certain transactions may be settled by providing shares of Excess Stock.

     Our Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Directors and upon at least 15 days written notice from a transferee prior to a proposed transfer that, if consummated, would result in the intended transferee "beneficially owning" (as defined in our charter, and determined after the application of the applicable attribution rules of the Code) equity stock in excess of the 9.8% ownership limit and the satisfaction of such other conditions as the Board may direct, may in its sole and absolute discretion exempt a person from the 9.8% ownership limit. Additionally, our Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to our Board, may in its sole and absolute discretion exempt a person from the limitation on a person "constructively owning" (as defined in our charter, and determined after the application of the applicable attribution rules of the Code) equity stock in excess of the 9.8% ownership limit if (x) such person does not and represents that it will not directly or "constructively own" (after the application of the applicable attribution rules of the Code) more than a 9.8% interest in a tenant of ours;
(y) we obtain such representations and undertakings as are reasonably necessary to ascertain this fact; and (z) such person agrees that any violation or attempted violation of such representations, undertakings and agreements will result in such equity stock in excess of the ownership limit being converted into and exchanged for Excess Stock. Our Board of Directors may from time to time increase or decrease the 9.8% limit, provided that the 9.8% limit may be increased only if five individuals could not "beneficially own" or "constructively own" (applying the applicable attribution rules of the Internal Revenue Code) more than 50.0% in value of the shares of equity stock then outstanding.

Description of Common Stock

     Distributions. Subject to the preferential rights of any shares of preferred stock currently outstanding or subsequently classified and to the provisions of our charter regarding restrictions on transfer and ownership of shares of common stock, a holder of our common stock is entitled to receive distributions, if, as and when declared by our Board of Directors, out of our assets that we may legally use for distributions to stockholders and to share ratably in our assets that we may legally distribute to our stockholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all of our known debts and liabilities. We currently pay regular quarterly distributions on our common stock.

     Relationship to Preferred Stock and Other Shares of Common Stock. The rights of a holder of shares of common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock that have been issued and that may be issued in the future. Our Board of Directors may cause preferred stock to be issued to obtain additional capital, in connection with acquisitions, to our officers, directors and employees pursuant to benefit plans or otherwise and for other corporate purposes.

     A holder of our common stock has no preferences, conversion rights, sinking fund, redemption rights or preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restrictions on ownership and transfer, all shares of common stock have equal distribution, liquidation, voting and other rights.

     Voting Rights. Subject to the provisions of our charter regarding restrictions on transfer and ownership of shares of common stock, a holder of common stock has one vote per share on all matters submitted to a vote of stockholders, including the election of directors.

     There is no cumulative voting in the election of directors, which means that the holders of a plurality of the outstanding shares of common stock voting can elect all of the directors then standing for election and the holders of the remaining shares of common stock, if any, will not be able to elect any directors, except as otherwise provided for any series of our preferred stock.

     Stockholder   Liability.   Under   Maryland  law   applicable  to  Maryland
corporations, holders of common stock will not be liable as stockholders for our obligations solely as a result of their status as stockholders.

Description of Preferred Stock

     The description of the provisions of the shares of preferred stock set forth in this prospectus supplement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles Supplementary to our charter relating to such series of shares of preferred stock. You should read these documents carefully to fully understand the terms of the shares of preferred stock.

     Series A Preferred Stock. The Series A preferred stock and the Series B preferred stock rank equally as to dividends and upon liquidation, dissolution and winding up and rank prior to our common stock.

     Holders of Series A preferred stock receive dividends at the fixed rate of 9.00% per annum of their liquidation preference. The liquidation preference for the Series A preferred stock is $25.00 per share plus all accrued and unpaid dividends. Dividends on the Series A preferred stock are cumulative.

     If any shares of Series A preferred stock are outstanding, generally, no full distributions may be declared or paid, or set apart for payment, on any shares of series of our preferred stock ranking, as to distributions, on a parity with or junior to Series A preferred stock for any period unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sufficient sum is set apart for such payments, on shares of Series A preferred stock for all past distribution periods and the then current distribution period. In addition, unless full cumulative distributions on shares of Series A preferred stock have been or contemporaneously are declared and paid, or declared and a sufficient sum is set apart for payment, for all past distribution periods and the then current distribution period, (i) generally, no distributions may be declared or paid, or set apart for payment, and (ii) no redemption, purchase or other acquisition for any consideration by us may be made (except for the purpose of preserving our REIT status), on any shares of our common stock or any other capital stock ranking junior to or on a parity with Series A preferred stock as to distributions or upon liquidation.

     The Series A preferred stock is not redeemable prior to June 19, 2003, except as provided in our charter. On and after June 19, 2003, the Series A preferred stock may be redeemed, at our option, for $25.00 per share plus all accrued and unpaid dividends, without interest. The redemption price (other than the portion consisting of accrued and unpaid dividends) is payable solely out of the proceeds of other capital stock and from no other source.

     Holders of Series A preferred stock generally have no voting rights. However, whenever dividends on any shares of Series A preferred stock are in arrears for six or more quarters (whether consecutive or not), the holders of such shares may elect a total of two additional directors to serve on our Board of Directors. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A preferred stock have been paid in full or set aside for payment in full, the holders thereof will be divested of the foregoing voting rights and the term of office of each preferred stock director so elected will terminate. In addition, so long as shares of Series A preferred stock are outstanding, without the consent of the holders of at least two-thirds of the outstanding Series A preferred stock voting separately as a class, we may not: (i) authorize or increase, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A preferred stock (as to dividends or upon liquidation, dissolution or winding up), or (ii) amend, alter or repeal any provision of our charter or Articles Supplementary which would adversely affect any right, preference, privilege or voting power of the Series A preferred stock. Holders of Series A preferred stock will have certain other voting rights under Maryland law.

     The Series A preferred stock is not convertible or exchangeable for any other property or any of our other securities, except that each share of Series A preferred stock is convertible into shares of Excess Stock as provided in our charter. The Series A preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, except as provided in our charter.

     The transfer agent for shares of our Series A preferred stock is EquiServe Trust Company, N.A.

     Series B Preferred Stock. The Series B preferred stock, unless converted by the holder or redeemed by us, has a perpetual term, with no maturity. The Series B preferred stock, unless converted by the holder or redeemed by us, has a perpetual term, with no maturity. Holders of Series B preferred stock are entitled to dividends per share equal to the greater of: (i) the quarterly dividend payable for the applicable quarter per share of common stock into which the shares of Series B preferred stock are convertible, or (ii) $.547 (the "Applicable Dividend Rate"). The dividends on Series B preferred stock are fully cumulative and, with respect to unpaid dividends, will accrue interest equal to the Applicable Dividend Rate divided by $25.00, compounded quarterly until such dividends are paid.

     Unless the dividends for Series B preferred stock which should have been paid, have been paid in full or declared or set apart for payment, we may not pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any of our capital stock, other than: (i) the Series A preferred stock or any other preferred stock which ranks on a parity with the Series B preferred stock, all of which payments shall be made on a parity with the Series B preferred stock, and (ii) shares of preferred stock that rank senior to the Series B preferred stock if the issuance of such preferred stock has been approved by the holders of a majority of the Series B preferred stock.

     We can redeem the Series B preferred stock on or after December 30, 2003 (or earlier in the event of a change of control or "put event," as described in the next paragraph), provided, the initial redemption of the Series B preferred stock will not be less than 50% of the outstanding Series B preferred stock. We must send a notice of redemption containing specified information within prescribed time periods to the holders of the Series B preferred stock. For 30 days following the date of mailing a notice of redemption, each holder of the Series B preferred stock may exercise its conversion rights. Upon the 30th day following the mailing of the redemption notice to the holder of Series B preferred stock, and unless such holder of the Series B preferred stock has exercised its conversion rights, we will purchase from such holder (upon surrender by such holder at our principal office of the certificate representing such shares) such shares of Series B preferred stock specified in the redemption notice, at a price per share equal to the sum of: (i) $25.00 per share plus accrued and unpaid dividends (whether or not declared and accrued through the date of payment for redemption or the date payment is made available for payment to the holder thereof) plus a premium equal to the following percentage of $25.00:

Redemption Occurs
On or After:                        But Prior to:                  % Premium
January 1, 2004                     December 31, 2004                  4.0
January 1, 2005                     December 31, 2005                  3.0
January 1, 2006                     December 31, 2006                  2.0
January 1, 2007                     December 31, 2007                  1.0
January 1, 2008                                                        0.0

and (ii) the number of shares of Series B preferred stock to be redeemed as provided in the redemption notice.

     Each holder of Series B preferred stock is entitled to require us to redeem the shares for 102% of their liquidation value, plus accrued and unpaid distributions whether or not declared, if any (the "Put Payment") upon our voluntary act, omission or participation in our change of control or a "put event." If a change of control or "put event" occurs that is not the result of our voluntary act, omission or participation, we may elect to make the Put Payment but may, in our discretion, elect not to make the Put Payment, in which event the conversion ratio will be revised to the greater of: (i) 133% of the then current conversion ratio so that each share of Series B preferred stock will be convertible into 133% of the number of shares of common stock into which it would otherwise have been convertible, and (ii) a fraction the denominator of which is 75% of the then current market price and the numerator of which is $25.00. Notwithstanding the foregoing, if the SEC or its staff, by written communication to us, indicates that the provisions regarding redemption on a voluntary change of control or "put event" would preclude us from treating the shares of Series B preferred stock as equity on our financial statements, then we will have the right, in lieu of application of such provisions, to apply the conversion ratio revision alternative set forth in the provisions regarding an involuntary change of control or "put event."

     Each share of Series B preferred stock is convertible at the holder's option into 1.1364 shares of common stock (subject to adjustment). The Series B preferred stock has a liquidation preference of $25.00 per share plus any accrued and unpaid dividends (whether or not declared).

     Holders of Series B preferred stock are entitled to vote on all matters submitted to the holders of common stock together with the holders of common stock as a single class. Each share of Series B preferred stock will entitle the holder thereof to one vote for each share of common stock into which such share of Series B preferred stock is convertible.

     In certain circumstances, the Board will be expanded and the holders of Series B preferred stock will be entitled to elect these additional directors (the "Series B Preferred Directors"). Currently, and so long as Five Arrows II owns all of our outstanding Series B preferred stock or more than 10% of our common stock on a fully diluted basis, the holders of Series B preferred stock are entitled to elect one Series B Preferred Director. Additionally, our Board will be automatically increased by one Series B Preferred Director if: (i) we fail to pay regular quarterly dividends on our common stock for any quarter in an amount of at least $0.30 per share (as adjusted); or (ii) we fail to pay in full a quarterly dividend for the Series B preferred stock. If Five Arrows II does not own all of our outstanding Series B preferred stock or more than 10% of our common stock on a fully diluted basis, and we fail to pay the quarterly dividend for the Series B preferred stock for three consecutive quarters, the Board will be automatically increased by two Series B Preferred Directors.

     So long as shares of Series B preferred stock are outstanding, without the consent of the holders of at least a majority of the outstanding Series B preferred stock voting separately as a class or by unanimous written consent of all of the holders of the Series B preferred stock (in addition to any other vote or consent of stockholders required by law or by the charter), we may not:
(i) amend, alter or repeal the Articles Supplementary creating the Series B preferred stock; (ii) amend, alter or repeal any provision of the charter which would adversely affect the rights of the holders of Series B preferred stock;
(iii) amend, alter or repeal any provision of our charter which would increase in any respect the restrictions or limitations on ownership applicable to the Series B preferred stock; (iv) amend, alter or repeal our charter or bylaws to limit the right of indemnification provided to any Preferred Director; (v) issue additional shares of Series B preferred stock (or a series of preferred stock that would vote as a class with the shares of Series B preferred stock with respect to the election of any Preferred Director) or shares of stock ranking senior or equal to the Series B preferred stock (as to dividends or upon liquidation, dissolution or winding up); or (vi) amend, alter or repeal any provision of our charter or bylaws to increase the number of directors on the Board beyond eleven (not including any Preferred Directors).

     Series C Preferred Stock. Shares of Series C preferred stock are issuable upon exercise of any rights issued pursuant to our stockholder rights plan discussed below. Series C preferred stock ranks junior to: (i) the Series A preferred stock; (ii) the Series B preferred stock; and (iii) all other series of our preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. Commencing after the first issuance of a share or fraction of a share of Series C preferred stock and subject to the prior and superior rights of the holders of any shares of any class or series of preferred stock, holders of shares of Series C preferred stock are entitled to receive, when, as and if declared by our Board of Directors, quarterly dividends, payable in cash, on a day in each quarterly period of each year commencing on or after January 1, 1999 (but in no event later than the 15th day of each January, April, July and October or, if any such day is not a business day, on the next succeeding business day), in an amount per share (rounded to the nearest cent) equal to the greater of: (a) $.01 or (b) subject to the provision for adjustment, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of our common stock, or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series A preferred stock. If we, at any time after December 3, 1998: (i) declare any dividend on common stock payable in shares of common stock, (ii) subdivide the outstanding common stock, or (iii) combine the outstanding common stock into a smaller number of shares, then in each such case, the amount to which holders of shares of Series C preferred stock were entitled immediately prior to such event under clause (b) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event. Dividends on Series C preferred stock are cumulative.

     Each share of Series C preferred stock entitles the holder thereof to 1,000 votes on all matters submitted to a vote of our stockholders. In the event that we shall at any time after December 3, 1998: (i) declare any dividend on common stock payable in shares of common stock, (ii) subdivide the outstanding common stock, or (iii) combine the outstanding common stock into a smaller number of shares, then in each such case, the number of votes per share to which holders of shares of Series C preferred stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event. Except as otherwise provided by Maryland law, the holders of shares of Series C preferred stock and the holders of shares of common stock vote together as one class on all matters submitted to a vote of stockholders.

     Whenever quarterly dividends or other dividends or distributions payable on the Series C preferred stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C preferred stock outstanding are paid in full, we may not: (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series C preferred stock; (b) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C preferred stock and all such junior stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C preferred stock, provided that we may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C preferred stock; or (d) purchase or otherwise acquire for consideration of any shares of Series C preferred stock, or any shares of stock ranking on a parity with the Series C preferred stock, except in accordance with a purchase offer made in writing or by publication (as determined by our Board of Directors) to all holders of such shares upon such terms as our Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     Holders of Series C preferred stock have a liquidation preference equivalent to $.0001 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Notwithstanding any provision of our charter to the contrary, following the payment of the full amount of the Series C liquidation preference, no additional distributions shall be made to the holders of shares of Series C preferred stock unless, prior thereto, the holders of shares of common stock have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C liquidation preference by (ii) 1,000 (as appropriately adjusted to reflect such events as stock splits, stock dividends and recapitalizations with respect to the common stock) (the "Adjusted Number"). Following the payment of the full amount of the Series C liquidation preference and the Common Adjustment in respect of all outstanding shares of Series C preferred stock and common stock, respectively, holders of Series C preferred stock and holders of shares of common stock are to receive their ratable and proportionate share of the remaining assets to such preferred stock and common stock, on a per share basis, respectively. If there are not sufficient assets available to permit payment in full of the Series C liquidation preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C preferred stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of common stock.

     If we enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock, securities, cash or any other property, then in any such case the shares of Series C preferred stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged. In the event that we shall at any time after December 3, 1998: (i) declare any dividend on common stock, or (ii) combine the outstanding common stock into a smaller number of shares, when in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C preferred stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

     The outstanding shares of Series C preferred stock, at the option of our Board of Directors, may be redeemed as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to 105% of (i) the product of the Adjusted Number times the Average Market Value (as such term is hereinafter defined) of our common stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of our common stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of our common stock during such 30 day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value of our common stock as determined by our Board of Directors in good faith.

Description of Stockholder Rights Plan

     Our Board of Directors has adopted a stockholder rights plan. As a result, we issued one right for each outstanding share of common stock and 1.1364 rights (subject to adjustments) for each share of Series B preferred stock outstanding. One right and 1.1364 rights (subject to adjustments) will be issued for each additional share of common stock or Series B preferred stock, respectively, that we issue. Each right entitles the holder to purchase one one-thousandth of a share of our Series C preferred stock at an exercise price of $70.00 (subject to adjustments). The rights become exercisable 10 business days after any party acquires or announces an offer to acquire 15% or more of our common stock, our Board of Directors determines that a substantial stockholder's ownership may be adverse to the interests of our other stockholders or our qualification as a REIT, or certain similar event. The rights expire on December 3, 2008, unless earlier redeemed. The rights are redeemable at $0.0001 per right at any time before 10 business days following the time that any party acquires, or obtains the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, or our Board of Directors determines that a substantial stockholder's ownership may be adverse to the interests of our other stockholders or our qualification as a REIT.

                       CERTAIN PROVISIONS OF MARYLAND LAW

     The following paragraphs summarize certain provisions of Maryland law and our charter and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter, including any Articles Supplementary, and bylaws. You should read these documents carefully to fully understand the terms of Maryland law, our charter and our bylaws.

The Board of Directors

     Our Board of Directors is currently comprised of eight directors. Our bylaws provide that the Board of Directors may alter the number of directors to a number not exceeding 15 nor below the minimum permitted in our bylaws, currently set at three directors. Each director is to serve for a one-year term or until his or her successor is duly elected and has been qualified. Holders of shares will have no right to cumulative voting in the election of directors. Instead, directors are elected by a plurality of the votes with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

Amendment of Charter and Bylaws

     Our charter generally may be amended only by the approval of a majority of directors and by the affirmative vote of the holders of a majority of the aggregate votes entitled to be cast on the matter. However, any amendment relating to the Board of Directors, indemnification and limitation of liability provisions and amendments to the charter requires the advice and recommendation of at least 75% of our Board of Directors. In addition, charter amendments regarding our REIT qualification, removal of directors, bylaw and charter amendments, indemnification and limitation of liability, cumulative voting in the election for directors require the affirmative approval of holders of not less than 80% of all the votes entitled to be cast on the matter. If an amendment to the charter affects one or more series of preferred stock, such amendment must be approved by any vote set forth in the terms of such preferred stock.

     Our bylaws may be amended only by vote of two-thirds of our Board of Directors or by the affirmative vote of not less than 80% of the aggregate votes entitled to be cast on the matter.

Business Combinations

     As a Maryland corporation, we are subject to certain restrictions concerning certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an "interested stockholder." Interested stockholders are persons: (i) who beneficially own 10% or more of the voting power of our shares, or (ii) are affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of 10% or more of the voting power of our shares. Such business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder.
Thereafter, any such business combination must be recommended by our Board of Directors and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of our outstanding voting shares, and (ii) 66 2/3% of the votes entitled to be cast by holders of our outstanding voting shares other than shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation's stockholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our Board of Directors prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

     Maryland law provides that, with certain exceptions, "control shares" of a corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiring person or by officers or directors who are employees of the corporation. "Control shares" are shares of voting stock which, if aggregated with all other such shares previously acquired by such a person, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power: (i) 10% or more but less than 33 1/3%; (ii) 33 1/3% or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

Advance Notice of Director Nominations and New Business

     Pursuant to our bylaws, a stockholder seeking to nominate persons for election to our Board of Directors or propose other business to be conducted at an annual meeting of stockholders or to nominate persons for election of directors at any special meeting of stockholders called for the purpose of electing directors must provide the required notice to our Chairman of the
Board: (i) in the case of an annual meeting, generally not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, and (ii) in the case of a special meeting, not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     The purpose of requiring such advance notice by stockholders is to provide the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or advisable by the Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give the Board of Directors any power to disapprove of stockholder nominations or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. In addition, these provisions may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or in the best interests of us and our stockholders. The provisions in our bylaws regarding advance notice could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of our common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Meetings of Stockholders

     Under our bylaws, annual meetings of stockholders are to be held on such day and time as is set by the Board of Directors. Special meetings of stockholders may be called by the President, the Chief Executive Officer and the Chairman of the Board of Directors by a vote of a majority of the directors, and must be called by the Secretary, upon the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at such a meeting. Only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting. Our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at that meeting.

Certain Elective Provisions of Maryland Law

     Publicly-held Maryland corporations may elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its articles or bylaws or by resolution adopted by its board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

-    officers or employees of the corporation;

-    persons seeking to acquire control of the corporation;

- directors, officers, affiliates or associates of any person seeking to acquire control; or

- nominated or designated as directors by a person seeking to acquire control.

     Articles Supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Stockholder approval is not required for the filing of Articles Supplementary.

     The Maryland legislation provides that a corporation can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that corporation's existing charter documents:

- Classified Board: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will expire at the third annual meeting of stockholders after the election of each class;

- Two-thirds Stockholder Vote to Remove Directors Only for Cause: The stockholders may remove any director only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors, but a director may not be removed without cause;

- Size of Board Fixed by Vote of Board: The number of directors will be fixed only by resolution of the board;

- Board Vacancies Filled by the Board for the Remaining Term: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, as opposed to until the next annual meeting of stockholders, and until a successor is elected and qualifies; and

- Stockholder Calls of Special Meetings: Special meetings of stockholders may be called by the Secretary of the corporation only upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the Maryland General Corporation Law.

We have not elected to be governed by these specific provisions. However, our charter and/or bylaws, as applicable, already provide for a two-thirds vote to remove directors only for cause, that the number of directors may be determined by a resolution of our Board, subject to a minimum number, and that our Secretary must call a special meeting of stockholders only upon the written request of the holders of a majority of our outstanding securities entitled to vote. In addition, we can elect to be governed by any or all of the provisions of the Maryland legislation at any time in the future.


             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


Introductory Notes

     The following is a description of the material federal income tax considerations to a holder of our preferred stock. This discussion supercedes the discussion under the caption "Federal Income Tax Considerations" in the accompanying prospectus. The following discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances or to stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws. This discussion addresses only stock held as a capital asset.

     The information in this section is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions. The reference to Internal Revenue Service interpretations and practices includes Internal Revenue Service practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus supplement. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of existing law, on which the information in this section is based. Any change of this kind could apply retroactively to transactions preceding the date of the change. Accordingly, even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT THIS PROSPECTUS SUPPLEMENT AS WELL AS HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND SALE OF PREFERRED STOCK OF AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Us as a REIT

     General. We have elected to be taxed as a REIT under Sections 856 through 859 of the Code, commencing with our initial tax year. Our qualification and taxation  as a REIT  depends  upon our  ability to meet on a  continuing  basis, through actual annual (or in some cases quarterly) operating results, distribution levels and diversity of stock ownership, the various qualification tests and organizational requirements imposed under the Code, as discussed below. We believe that we are organized and have operated in such a manner as to qualify under the Code for taxation as a REIT since the effective date of our election, and we intend to continue to operate in such a manner. No assurances, however, can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. See "-- Failure to Qualify" below.

     The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its stockholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, the regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof.

     Qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual (or in some cases quarterly) operating results, the various requirements under the Code described in this prospectus supplement with regard to, among other thing, the sources of our gross income, the composition of our assets, our distribution levels, and our diversity of stock ownership. While we intend to operate so that we continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we satisfy all of the tests for REIT qualification or will continue to do so.

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on net income that we currently distribute to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation.

     Notwithstanding our REIT election, however, we will be subject to federal income tax in the following circumstances. First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the "alternative minimum tax" on any items of tax preference and alternative minimum tax adjustments. Third, if we have: (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax on prohibited transactions. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax equal to the gross income attributable to the greater of either: (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year, or (ii) the amount by which 90% of our gross income exceeds the amount of our income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability. Sixth, if we should fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year (for this purpose such term includes capital gains which we elect to retain but which we report as distributed to our stockholders. See "-- Annual Distribution Requirements" below); and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by us, then, to the extent of such property's built-in gain (the excess of the fair market value of such property at the time of acquisition by us over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate then applicable. Eighth, we will be subject to a 100% penalty tax on amounts we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Requirements for Qualification

     The Code defines a REIT as a corporation, trust or association: (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) of which not more than 50% in value of the outstanding capital stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year after applying certain attribution rules; (vii) that makes an election to be treated as a REIT for the current taxable year or has made an election for a previous taxable year which has not been revoked; and (viii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (vi) must be met during the last half of each taxable year other than the first taxable year for which an election to become a REIT is made. For purposes of determining stock ownership under condition (vi), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Section 401(a) of the Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (vi). Conditions (v) and (vi) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We have issued sufficient common stock with sufficient diversity of ownership to allow us to satisfy requirements (v) and (vi). In addition, our charter contains restrictions regarding the transfer of our shares intended to assist us in continuing to satisfy the share ownership requirements described in (v) and (vi) above. See "Description of Series D Preferred Stock -- Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

     To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We believe that we have complied with this requirement.

     For our tax years beginning prior to January 1, 1998, pursuant to applicable Treasury Regulations, to be taxed as a REIT, we were required to maintain certain records and request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding shares. We have complied with such requirements. For our tax years beginning on or after January 1, 1998, these records and informational requirements are no longer a condition to REIT qualification. Instead, a monetary penalty will be imposed for failure to comply with these requirements. If we comply with these regulatory rules, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (vi) above, we will be treated as having met the requirement.

Qualified REIT Subsidiaries

     If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

     A "taxable REIT subsidiary" is a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular "C" corporation. As a result, our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. No more than 20% of our assets may consist of the securities of one or more taxable REIT subsidiaries.

     Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary may be limited in its ability to deduct interest payments made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

     We have established a wholly owned taxable REIT subsidiary, EGP TRS, Inc., for the purpose of developing and selling certain real property located in Houston, Texas.

Income Tests

     In order for us to maintain qualification as a REIT, two percentage tests relating to the source of our gross income must be satisfied annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, some payments under hedging instruments, or from any combination of the foregoing.

     Rents received by us will qualify as "rents from real property" in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, amounts received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Second, rents received from a tenant will not qualify as "rents from real property" if we, or a direct or indirect owner of 10% or more of our stock, actually or constructively owns 10% or more of such tenant. We may, however, lease our properties to a taxable REIT subsidiary and rents received from that subsidiary will not be disqualified from being "rents from real property" by reason of our ownership interest in the subsidiary if at least 90% of the property in question is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space.

     Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Under prior law, this 15% test was based on the relative adjusted tax basis of both the real and personal property. For taxable years beginning after December 31, 2000, the test is based on the relative fair market value of the real and personal property.

     Generally, for rents to qualify as "rents from real property" for the purposes of the gross income tests, we are only allowed to provide services that are both "usually or customarily rendered" in connection with the rental of real property for occupancy only and not otherwise considered "rendered to the occupant." Income received from any other service will be treated as "impermissible tenant service income" unless the service is provided through an independent contractor that bears the expenses of providing the services and from whom we derive no revenue or through a taxable REIT subsidiary, subject to specified limitations. The amount of impermissible tenant service income we receive is deemed to be the greater of the amount actually received by us or 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from that property, the income will not cause the rent paid by tenants of that property to fail to qualify as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.

     Our investment in commercial and industrial properties generally gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. We do not receive any rent that is based on the income or profits of any person. In addition, we do not own, directly or indirectly, 10% or more of any tenant (other than, perhaps, a tenant that is a taxable REIT subsidiary where other requirements are satisfied). Furthermore, we believe that any personal property rented in connection with our facilities is well within the 15% restriction. Moreover, we do not provide services, other than within the 1% de minimis exception described above, to our tenants that are not customarily furnished or rendered in connection with the rental of property, other than through an independent contractor or a taxable REIT subsidiary. Finally, we anticipate that income on our other investments will not result in our failing the 75% or 95% gross income test for any year.

     If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, if we attach a schedule of the sources of our income to our federal income tax return for such years, and if any incorrect information on the schedules was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in "-- Taxation of Us as a REIT -- General," even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

Asset Tests

     At the close of each quarter of our taxable year, we must satisfy six tests relating to the nature of our assets.

     1. At least 75% of the value of our total assets must be represented by "real estate assets," cash, cash items and government securities. Our real estate assets include, for this purpose, our allocable share of real estate assets held by the partnerships in which we own an interest, and the non-corporate subsidiaries of these partnerships, as well as stock or debt instruments held for less than one year purchased with the proceeds of an offering of our shares or long term debt.

     2. Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

     3. Except for equity investments in REITs and equity and debt investments in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one nongovernmental issuer's securities owned by us may not exceed 5% of the value of our total assets.

     4. Except for equity investments in REITs and equity and debt investments in qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of any one nongovernmental issuer's outstanding voting securities.

     5. Except for equity investments in REITs and equity and debt investments in qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of the total value of the outstanding securities of any one nongovernmental issuer, other than securities that qualify as "straight debt" under the Code.

     6. Not more than 20% of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

     For  purposes  of  these  asset  tests,   any  shares  of  qualified   REIT
subsidiaries are not taken into account, and any assets owned by our qualified REIT subsidiaries are treated as owned directly by us.

     Securities, for purposes of the assets tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities meet the "straight debt" safe harbor and either: (1) the issuer is an individual, (2) the only securities of the issuer that we hold are straight debt, or (3) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership. Debt will meet the "straight debt" safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money: (1) which is not convertible, directly or indirectly, into stock, and (2) the interest rate (or the interest payment dates) of which is not contingent on profits, the borrower's discretion or similar factors.

     With respect to each nongovernmental issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including unsecured debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation (taking into account the "straight debt" exceptions with respect to certain issuers). In addition, we believe that our securities of taxable REIT subsidiaries do not exceed 20% of the value of our total assets. With respect to our compliance with each of these asset tests, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determination.

     After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% or 5% asset test or the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25%, 20% or 5% asset test or the 10% value limitation results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset test or the 10% value limitation. We cannot ensure that these steps always will be successful. If we were to fail to cure the noncompliance with the assets tests within this 30 day period, we could fail to qualify as a REIT.

Annual Distribution Requirements

     We, in order to qualify as a REIT, are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions generally must be paid in the taxable year to which they relate. Dividends may be paid in the following year in two circumstances. First, dividends may be declared in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. Second, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax on the nondistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     We may elect to retain and pay tax on our net long-term capital gains and require our stockholders to include their proportionate share of such undistributed net capital gains in their income. If we make such election, our stockholders would receive a tax credit attributable to their share of the capital gains tax paid by us, and would receive an increase in the basis of their shares in us in an amount equal to the stockholder's share of the undistributed net long-term capital gain reduced by the amount of the credit. Further, any undistributed net long-term capital gains that are included in the income of our stockholders pursuant to this rule will be treated as distributed for purposes of the 4% excise tax.

     We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we, from time to time, may not have sufficient cash or liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions. In the event that such timing differences occur, in order to meet the distribution requirements, we may arrange for short-term, or possibly long-term, borrowing to permit the payment of required dividends. If the amount of nondeductible expenses exceeds noncash deductions, we may refinance our indebtedness to reduce principal payments and may borrow funds for capital expenditures.

     Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

     If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will such distributions be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Tax Aspects of Our Investments in Partnerships

     General. At present, substantially all of our investments are held through EastGroup Properties LP. Because we currently own all of the interests in EastGroup Properties LP, it is a disregarded entity for federal income tax purposes, and all of its income, assets and liabilities are treated as our income, assets and liabilities for such purposes. If in the future unaffiliated partners were admitted to EastGroup Properties LP, for example, as a result of the issuance of partnership units in connection with real property acquisitions, EastGroup Properties LP would no longer be a disregarded entity for federal income tax purposes. In addition, it is possible that in the future we (directly or through EastGroup Properties LP) will hold investments through other subsidiary partnerships or limited liability companies that are not disregarded for federal income tax purposes. A structure involving subsidiary partnerships (including EastGroup Properties LP, if unaffiliated partners are admitted to that partnership) or limited liability companies that are not disregarded may involve special tax considerations, including the following:

     1. the status of each subsidiary partnership and limited liability company as a partnership (as opposed to an association taxable as a corporation) for income tax purposes; and

     2. the taking of actions by any of the subsidiary partnerships or limited liability companies that could adversely affect our qualification as a REIT.

     We expect that any of our subsidiary partnerships and limited liability companies that are not disregarded entities for federal income tax purposes will be treated for tax purposes as partnerships (and not as associations taxable as corporations). If any of the partnerships were to be treated as a corporation, it would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change, which could preclude us from satisfying the asset tests and possibly the income tests, and in turn prevent us from qualifying as a REIT. In addition, if any of the partnerships were treated as a corporation, it is likely that we would hold more than 10% of the voting power or value of the entity and would fail to qualify as a REIT. See "-- Asset Tests."

     A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Thus, our proportionate share of the assets and items of income of each subsidiary partnership and limited liability company that is treated as a partnership for federal income tax purposes would be treated as our assets and items of income for purposes of applying the asset and income tests. We expect to have sufficient control over all of the subsidiaries that are treated as partnerships for federal income tax purposes to protect our REIT status and intend to operate them in a manner that is consistent with the requirements for our qualification as a REIT.

Taxation of Stockholders

     Taxation of Taxable U.S. Stockholders. As used in the remainder of this discussion, the term "U.S. Stockholder" means a beneficial owner of equity stock that is for United States federal income tax purposes:

     1. a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

     2. a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

     3. an estate the income of which is subject to United States federal income taxation regardless of its source; or

     4. in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

     Generally, in the case of a partnership that holds our stock, any partner that would be a U.S. Stockholder if it held the stock directly is also a U.S. Stockholder. As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by them as ordinary income, and corporate stockholders will not be eligible for the dividends received deduction as to such amounts. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of such stockholder's stock, but rather will reduce the adjusted basis of such shares as a return of capital. To the extent that such distributions exceed the adjusted basis of a stockholder's stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. For purposes of determining what portion of a distribution is attributable to current or accumulated earnings and profits, earnings and profits will first be allocated to distributions made to holders of the shares of preferred stock. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

     In general, any gain or loss realized upon a taxable disposition of shares by a stockholder who is not a dealer in securities will be treated as a long-term capital gain or loss if the shares have been held for more than one year, otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gain.

     Distributions that we properly designate as capital gain dividends will be taxable to stockholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset held for greater than one year. If we designate any portion of a dividend as a capital gain dividend, a U.S. Stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. However, stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income. A portion of capital gain dividends received by noncorporate taxpayers may be subject to tax at a 25% rate to the extent attributable to certain gains realized on the sale of real property. In addition, noncorporate taxpayers are generally taxed at a maximum rate of 15% on net long-term capital gain (generally, the excess of net long-term capital gain over net short-term capital loss) attributable to gains realized on the sale of property held for greater than one year.

     Distributions we make and gain arising from the sale or exchange by a stockholder of shares of our stock will not be treated as passive activity income, and, as a result, stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our stock (or distributions treated as such) will not be treated as investment income under certain circumstances.

     Upon any taxable sale or other disposition of our stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes on the disposition of our stock in an amount equal to the difference between:

- the amount of cash and the fair market value of any property received on such disposition; and

-    the U.S. Stockholder's adjusted basis in such stock for tax purposes.

     Gain or loss will be capital gain or loss if the stock has been held by the U.S. Stockholder as a capital asset. The applicable tax rate will depend on the stockholder's holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder's tax bracket. A U.S. Stockholder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 15%. U.S. Stockholders that acquire, or are deemed to acquire, stock after December 31, 2000 and who hold the stock for more than five years and certain low income taxpayers may be eligible for a lower long-term capital gains rate. However, to the extent that the capital gain realized by a non-corporate stockholder on the sale of REIT stock corresponds to the REIT's "unrecaptured Section 1250 gain," such gain would be subject to tax at a rate of 25%. Stockholders are advised to consult with their own tax advisors with respect to their capital gain tax liability.

     On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. This new tax law will reduce the maximum individual tax rate for long-term capital gains generally from 20% to 15% (for sales occurring after May 6, 2003 through December 31, 2008) and for dividends generally from 38.6% to 15% (for tax years from 2003 through 2008). Without future congressional action, the maximum tax rate on long-term capital gains will return to 20% in 2009, and the maximum rate on dividends will move to 35% in 2009 and 39.6% in 2011. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends will generally not be eligible for the new 15% tax rate on dividends. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 15% tax rate for long-term capital gains and dividends will generally apply to:

     (1) your long-term capital gains, if any, recognized on the disposition of our shares;

     (2) our distributions designated as long-term capital gain dividends (except to the extent attributable to "unrecaptured Section 1250 gain," in which case such distributions would continue to be subject to a 25% tax rate);

     (3) our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

     (4) our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

     Economic Accrual of Redemption Premium on Preferred Stock. For federal income tax purposes, if a corporation issues preferred stock that may be redeemed at a price that is more than a de minimis amount higher than its issue price, the difference is treated as a "redemption premium" that is taxable to the holder on an annual economic accrual basis. If a U.S. Stockholder recognizes income as a result of redemption premium on the preferred stock, the holder's tax basis in the preferred stock will increase by the amount included in the holder's gross income.

     Taxation of Tax-Exempt Stockholders. Provided that a tax-exempt stockholder has not held its stock as "debt financed property" within the meaning of the Code, dividend income from us will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, income from the sale of stock will not constitute UBTI unless the tax-exempt stockholder has held its stock as debt financed property within the meaning of the Code or has used the stock in a trade or business. However, for a tax-exempt stockholder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) of the Code the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in the Company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

     A "qualified trust" (defined to be any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if: (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the "five or fewer requirement") only by relying on a special "look-through" rule under which shares held by qualified trust stockholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein; and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either:
(i) a single qualified trust holds more than 25% of the value of the REIT shares, or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (i) the UBTI earned by the REIT (computed as if the REIT were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT for the year in which the dividends are paid. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year.

     The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying on the "look-through" rule. The restrictions on ownership of stock in our charter should prevent application of the foregoing provisions to qualified trusts purchasing our stock, absent a waiver of the restrictions by our Board of Directors.

     Taxation of Non-U.S. Stockholders. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. Stockholder. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces such rate. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business (or, if a treaty applies, attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the Non-U.S. Stockholder generally will instead be subject to a tax at graduated rates in the same manner as U.S. Stockholders are taxed with respect to such dividends (and may also be subject to a branch profits tax of up to 30% if the stockholder is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Stockholder that are not designated as capital gain dividends, unless: (i) a lower treaty rate applies and the Non-U.S. Stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or (ii) the Non-U.S. Stockholder files an IRS Form W-8ECI with us claiming that the distribution is income treated as effectively connected to a U.S. trade or business.

     Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his or her stock as described below. We may be required to withhold United States federal income tax at the rate of at least 10% on distributions to a Non-U.S. Stockholder that are not paid out of current or accumulated earnings and profits. If it cannot be determined at the time that such a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

     For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of our stock generally would not be subject to United States taxation unless:

- the investment in our stock is effectively connected with the Non-U.S. Stockholder's United States trade or business (or, if a treaty applies, attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as domestic stockholders with respect to any gain (and in the case of a corporate Non-U.S. Stockholder, may also be subject to the branch profits tax discussed above);

- the Non-U.S. Stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the non-resident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

- our stock constitutes a United States real property interest within the meaning of FIRPTA and certain other conditions are present, as described below.

     Our stock will not constitute a United States real property interest if we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by Non-U.S. Stockholders.

     We believe that, currently, we are a domestically controlled REIT and, therefore, that the sale of our stock would not be subject to taxation under FIRPTA. Because our stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically-controlled REIT.

     Even if we do not qualify as a domestically-controlled REIT at the time a Non-U.S. Stockholder sells our stock, gain arising from the sale still would not be subject to FIRPTA tax if:

- the class or series of shares sold is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE; and

- the selling Non-U.S. Stockholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

     If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States federal income tax with respect to any gain in the same manner as a taxable U.S. Stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-resident alien individuals.

Backup Withholding Tax and Information Reporting

     U.S. Stockholders. In general, information-reporting requirements will apply to certain U.S. Stockholders with regard to payments of dividends on our stock and payments of the proceeds of the sale of our stock, unless an exception applies.

     The payor will be required to withhold tax on such payments at the rate of 28% if: (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the Internal Revenue Service notifies the payor that the TIN furnished by the payor is incorrect.

     In addition, a payor of dividends on our stock will be required to withhold tax at a rate of 28% if: (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in
Section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

     Some holders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

     Non-U.S. Stockholders. Generally, information reporting will apply to payments of dividends on our stock, and backup withholding will also apply as described above for a U.S. Stockholder unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

     The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. Stockholders unless the Non-U.S. Stockholder satisfies the requirements necessary to be an exempt Non-U.S. Stockholder or otherwise qualifies for an exemption. The proceeds of a disposition by a Non-U.S. Stockholder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interests in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

     Applicable Treasury Regulations provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. Because the application of these Treasury Regulations varies depending on the stockholder's particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

State and Local Taxes

     We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside (although U.S. Stockholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions). The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the common stock.

                              PLAN OF DISTRIBUTION

     It is anticipated that Mercury Capital Markets LLC will obtain indications of interest from potential investors in various jurisdictions in connection with the sale of the Series D preferred stock offered hereby. Mercury has no commitment to take or purchase any of the securities in this offering and will act only as an agent in the sales of the securities, where permitted by applicable state securities laws. Mercury will be paid a placement fee in the amount of approximately 1.75% of the aggregate amount of Series D preferred stock sold in this offering to such investors. The foregoing fee is contingent upon the consummation of this offering.

     In addition, we will reimburse Mercury for its out-of-pocket expenses, whether or not this offering is consummated. We have also agreed to indemnify Mercury against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments Mercury may be required to make in respect thereof.

     In the ordinary course of business, Mercury and/or its affiliates have engaged and may in the future engage in financial advisory, investment banking and other transactions with us for which customary compensation has been, and will be, received.

                                    EXPERTS

     The consolidated financial statements and schedules of EastGroup Properties, Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us by Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York who will rely upon an opinion of Piper Rudnick LLP, Baltimore, Maryland as to the validity of the preferred stock offered hereby and certain other Maryland law matters.

PROSPECTUS

                                 $250,000,000

                          EASTGROUP PROPERTIES, INC.

                                 COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES


     EastGroup Properties, Inc. ("EastGroup") may from time to time offer in one or more series or classes (i) shares of its common stock, par value $0.0001 per share (the "Common Stock"); (ii) shares of its preferred stock, par value $0.0001 per share (the "Preferred Stock"); and (iii) Preferred Stock represented by depositary shares (the "Depositary Shares"); with an aggregate public offering price of up to $250,000,000 in amounts, at prices and on terms to be determined at the time of offering. The Common Stock, Preferred Stock and Depositary Shares (collectively, the "Securities") may be offered, separately or together, in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable (i) in the case of Common Stock, any initial public offering price; (ii) in the case of Preferred Stock, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and
(iii) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with EastGroup's Articles of Incorporation, as amended (the "Charter"), or as otherwise appropriate to preserve the status of EastGroup as a real estate investment trust ("REIT") for federal income tax purposes.

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

     The Securities may be offered directly, through agents designated from time to time by EastGroup, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Securities.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES
               AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 1, 1998.

                              AVAILABLE INFORMATION


     EastGroup is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by EastGroup may be inspected at, and, upon payment of the Commission's customary charges, copies obtained from, the Public Reference Section maintained by the Commission, 450 Fifth Street, N.W., Washington, DC 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the Commission's regional offices in New York, New York (7 World Trade Center, 13th Floor, New York, New York 10048) and in Chicago, Illinois (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511). The Commission maintains a Web site (http://www.sec.gov) that also contains reports, proxy statements and other information concerning EastGroup. In addition, the Common Stock is traded on the New York Stock Exchange, Inc. ("NYSE") under the symbol "EGP" and reports and other information can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     EastGroup has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Securities. This Prospectus constitutes the Prospectus of EastGroup, filed as part of the Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits listed therein, which can be inspected at the public reference facilities of the Commission noted above, and copies of which can be obtained from the Commission at prescribed rates as indicated above. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Incorporated into this Prospectus by reference are the documents listed below filed by EastGroup under the Exchange Act. Copies of any such documents, other than exhibits to such documents, are available without charge to each person to whom a copy of this Prospectus has been delivered upon written or oral request of such person from EastGroup, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, Attention: Chief Financial Officer, telephone number (601) 354-3555.

     The following documents are hereby incorporated into this Prospectus by reference and are made a part hereof:

     (1) EastGroup Properties, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 1-7094).

     (2) EastGroup Properties, Inc.'s Proxy Material for its Annual Meeting of Stockholders held on June 4, 1998 (Commission File No. 1-7094).

     (3) EastGroup Properties, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (Commission File No. 1-7094).

     (4) EastGroup Properties, Inc.'s Current Report on Form 8-K dated February 23, 1998 (Commission File No. 1-7094).

     (5) EastGroup Properties, Inc.'s Current Report on Form 8-K dated June 1, 1998 (Commission File No. 1-7094).

     (6) EastGroup Properties, Inc.'s Current Report on Form 8-K dated June 19, 1998 (Commission File No. 1-7094).


     Each document filed by EastGroup subsequent to the date of this Prospectus pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of all Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a previously filed document incorporated or deemed to be incorporated by reference herein) in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     Unless the context otherwise requires, all references in this Prospectus to "EastGroup" shall mean EastGroup Properties, Inc. and its subsidiaries on a consolidated basis or, where the context so requires, EastGroup Properties, Inc. only, and, as the context may require, their predecessors.

                                 THE COMPANY

     EastGroup is a self-administered real estate investment trust ("REIT") focused primarily on the ownership, acquisition and selective development of industrial properties located in major Sunbelt markets throughout the United States. As of June 26, 1998 EastGroup's portfolio included 77 industrial properties in ten states containing approximately 13.8 million square feet of leasable space, six industrial properties under development or in initial lease-up containing approximately 468,000 square feet of leasable space, and three office buildings containing approximately 390,000 square feet of leasable space. As of May 31, 1998, the industrial portfolio (excluding the six properties currently under development or in initial lease-up) was 97% leased.

     EastGroup is the successor to EastGroup Properties, a Maryland real estate investment trust ("Parent"). EastGroup was incorporated under the laws of the State of Maryland on April 4, 1997. Formed as a wholly-owned subsidiary of Parent, EastGroup merged with Parent on June 5, 1997 (the "Merger"), pursuant to the Agreement and Plan of Merger dated April 23, 1997 by and between EastGroup and Parent. As a result of the Merger, EastGroup succeeded to the business and operations of Parent.

     EastGroup's principal executive offices are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195. Its telephone number is (601) 354-3555.

                       RATIO OF EARNINGS TO FIXED CHARGES

     EastGroup's ratio of earnings to fixed charges for the three months ended March 31, 1998 was 2.7, for the year ended December 31, 1997 was 3.0, for the year ended December 31, 1996 was 2.4, for the year ended December 31, 1995 was 2.2, for the year ended December 31, 1994 was 2.8 and for the year ended December 31, 1993 was 2.9. There was no Preferred Stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to fixed charges and Preferred Stock dividends are identical to the ratio of earnings to fixed charges.

     For purposes of computing these ratios, earnings have been calculated by adding fixed charges, excluding capitalized interest, to pre-tax income from continuing operations (net income or loss). Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, EastGroup intends to use the net proceeds from the offering for general corporate purposes including, without limitation, the acquisition of real estate properties, whether by acquisition of properties directly or through potential business combination transactions, development of new real estate properties, the repayment of debt and to fund working capital requirements.

                         DESCRIPTION OF PREFERRED STOCK

General

     EastGroup is authorized to issue Preferred Stock. The Board of Directors of EastGroup may classify or reclassify any unissued shares of its capital stock from time to time by setting, altering or voiding the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, or terms or conditions of redemption of such shares. As of June 26, 1998, EastGroup had authorized, issued and outstanding 1,725,000 shares of 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), there were no other shares of Preferred Stock outstanding.

     The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Charter and Bylaws and any applicable articles supplementing the Charter designating terms of a series of Preferred Stock (a "Designating Amendment").

Terms

     Subject to the limitations prescribed by the Charter, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the preference, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualifications, or terms or conditions of redemption of the Preferred Stock. The Preferred Stock will, when issued, be fully paid and nonassessable by EastGroup (except as described under "--Stockholder Liability" below) and will have no preemptive rights.

     Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms thereof, including:

     (i) The title and stated value of such Preferred Stock;

     (ii) The number of such shares of Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

     (iii) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

     (iv)  The  date  from  which   dividends  on  such  Preferred  Stock  shall
accumulate, if applicable;

     (v) The procedures for any auction or remarketing, if any, for such Preferred Stock;

     (vi) The provision for a sinking fund, if any, for such Preferred Stock;

     (vii) The provision for redemption, if applicable, of such Preferred Stock;

     (viii) Any listing of such Preferred Stock on any securities exchange;

     (ix) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof);

     (x) Whether interests in such Preferred Stock will be represented by Depositary Shares;

     (xi)  Any  other  specific  terms,  preferences,   rights,  limitations  or
restrictions of such Preferred Stock;

     (xii) A discussion of U.S. federal income tax considerations applicable to such Preferred Stock;

     (xiii) The relative ranking of preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of EastGroup;

     (xiv) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of EastGroup; and

     (xv) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of EastGroup as a REIT.

Rank

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock, will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of EastGroup, rank (i) senior to all classes or series of Common Stock of EastGroup, and to all equity securities ranking junior to such Preferred Stock; (ii) on a parity with all equity securities issued by EastGroup the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock; and (iii) junior to all equity securities issued by EastGroup the terms of which specifically provide that such equity securities rank senior to the Preferred Stock. The term "equity securities" does not include debt securities.

Dividends

     Holders of Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of EastGroup, out of assets of EastGroup legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of EastGroup on such record dates as shall be fixed by the Board of Directors of EastGroup.

     Dividends on any series of Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of EastGroup fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and EastGroup will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If Preferred Stock of any series are outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of EastGroup of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock do not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other capital shares ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock, or any other capital shares of EastGroup ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other capital shares of EastGroup ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by EastGroup (except by conversion into or exchange for other capital shares of EastGroup ranking junior to the Preferred Stock of such series as to dividends and upon liquidation). Any dividend payment made on a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remain payable.

Redemption

     If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of EastGroup, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of such shares of Preferred Stock that shall be redeemed by EastGroup in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such shares of Preferred Stock do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital shares of EastGroup, the terms of such Preferred Stock may provide that, if no such capital shares have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable capital shares of EastGroup pursuant to conversion provisions specified in the applicable Prospectus Supplement.

    Notwithstanding the foregoing, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends of the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of Preferred Stock shall be redeemed unless all outstanding Preferred Stock of such series is simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of EastGroup or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, EastGroup shall not purchase or otherwise acquire directly or indirectly any Preferred Stock of such series (except by conversion into or exchange for capital stock of EastGroup ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of EastGroup or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Stock of such series.

     If fewer than all of the outstanding Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by EastGroup and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by EastGroup.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the share transfer books of EastGroup. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by EastGroup in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of EastGroup, then, before any distribution or payment shall be made to the holders of any shares of Common Stock or any other class or series of capital shares of EastGroup ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of EastGroup, the holders of each series of Preferred Stock shall be entitled to receive out of assets of EastGroup legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of EastGroup. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of EastGroup are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital shares of EastGroup ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of EastGroup shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of EastGroup with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of EastGroup, shall not be deemed to constitute a liquidation, dissolution or winding up of EastGroup.

Voting Rights

     Holders of Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Whenever dividends on any Preferred Stock shall be in arrears for six or more consecutive quarterly periods, the holders of such Preferred Stock (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of EastGroup at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until (i) if such series of Preferred Stock has a cumulative dividend, all dividends accumulated on such Preferred Stock for the past dividend periods and the then current dividend period shall have been declared and fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been declared and fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the number of persons constituting the entire Board of Directors of EastGroup will be increased by two directors.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, EastGroup will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of EastGroup into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holder thereof; provided, however, as to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, EastGroup may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock and provided further that (a) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock; or (b) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     Under Maryland law, notwithstanding anything to the contrary set forth above, holders of each series of Preferred Stock will be entitled to vote upon any proposed amendment to the Charter if the amendment would change the contract rights of such shares as expressly set forth in the Charter.

Conversion Rights

     The terms and conditions, if any, upon which any series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversions will be at the option of the holders of the Preferred Stock or EastGroup, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

Stockholder Liability

     As discussed below under "Description of Common Stock--General," applicable Maryland law provides that no stockholder, including holders of Preferred Stock, will be personally liable for the acts and obligations of EastGroup and that the funds and property of EastGroup will be the only recourse for such acts or obligations.

Restrictions on Ownership

     As discussed below under "Description of Common Stock--Restrictions on Transfer," for EastGroup to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist EastGroup in meeting this requirement, EastGroup may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of EastGroup's outstanding equity securities, including any Preferred Stock of EastGroup. Therefore, the Designating Amendment for each series of Preferred Stock may contain provisions restricting the ownership and transfer of the Preferred Stock. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Stock.

Registrar and Transfer Agent

     The Registrar and Transfer Agent for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                       DESCRIPTION OF DEPOSITARY SHARES

General

     EastGroup may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable Prospectus Supplement. Preferred Stock of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a "Deposit Agreement") among EastGroup, the depositary named therein (a "Preferred Stock Depositary"), and the holders from time to time of the Depositary Receipts. Subject to the terms of the applicable Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by EastGroup to a Preferred Stock Depositary, EastGroup will cause such Preferred Stock Depositary to issue, on behalf of EastGroup, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from EastGroup upon request, and the statements made hereunder relating to Deposit Agreements and the Depositary Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

Dividends and Other Distributions

     A Preferred Stock Depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary.

     In the event of a distribution other than in cash, a Preferred Stock Depositary will be required to distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary, unless such Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case such Preferred Stock Depositary may, with the approval of EastGroup, sell such property and distribute the net proceeds from such sale to such holders.

     No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Stock which have been converted or exchanged.

Withdrawal of Shares

     Upon surrender of the Depositary Receipts at the corporate trust office of the applicable Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon each such holder's order, of the number of whole or fractional shares of the applicable Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Stock to be withdrawn, the applicable Preferred Stock Depositary will be required to deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

     Whenever EastGroup redeems Preferred Stock held by a Preferred Stock Depositary, such Preferred Stock Depositary will be required to redeem as of the same redemption date the number of Depositary Shares representing the Preferred Stock so redeemed, provided EastGroup shall have paid in full to such Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by EastGroup that preserves the REIT status of EastGroup.

     From and after the date fixed for redemption, all dividends in respect of the Preferred Stock so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the applicable Preferred Stock Depositary.

Voting of the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the applicable Preferred Stock are entitled to vote, a Preferred Stock Depositary will be required to mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct such Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. Such Preferred Stock Depositary will be required to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and EastGroup will agree to take all reasonable action which may be deemed necessary by such Preferred Stock Depositary in order to enable such Preferred Stock Depositary to do so. Such Preferred Stock Depositary will be required to abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. A Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of such Preferred Stock Depositary.

Liquidation Preference

     In the event of the liquidation, dissolution or winding up of EastGroup, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

Conversion of Preferred Stock

     The Depositary Shares, as such, will not be convertible into Common Stock or any other securities or property of EastGroup. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the applicable Preferred Stock Depositary with written instructions to such Preferred Stock Depositary to instruct EastGroup to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other Preferred Stock or other shares of stock, and EastGroup will agree that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by EastGroup equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

     Any form of Depositary Receipt evidencing Depositary Shares which will represent Preferred Stock and any provision of a Deposit Agreement will be permitted at any time to be amended by agreement between EastGroup and the applicable Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable Depositary Shares evidenced by the applicable Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain anticipated exceptions in the Deposit Agreements, of any holders of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

     A Deposit Agreement will be permitted to be terminated by EastGroup upon not less than 30 days' prior written notice to the applicable Preferred Stock Depositary if (i) such termination is necessary to preserve EastGroup's status as a REIT or (ii) a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon such Preferred Stock Depositary will be required to deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by such Preferred Stock Depositary with respect to such Depositary Receipts. EastGroup will agree that if a Deposit Agreement is terminated to preserve EastGroup's status as a REIT, then EastGroup will use its best efforts to list the Preferred Stock issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, a Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares thereunder shall have been redeemed; (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of EastGroup and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock; or (iii) each share of the related Preferred Stock shall have been converted into stock of EastGroup not so represented by Depositary Shares.

Charges of a Preferred Stock Depositary

     EastGroup will pay all transfer and other taxes and governmental charges arising solely from the existence of a Deposit Agreement. In addition, EastGroup will pay the fees and expenses of a Preferred Stock Depositary in connection with the performance of its duties under a Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of a Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the applicable Deposit Agreement.

Resignation and Removal of Depositary

     A Preferred Stock Depositary will be permitted to resign at any time by delivering to EastGroup notice of its election to do so, and EastGroup will be permitted at any time to remove a Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary will be required to be appointed within 60 days after delivery of the notice of resignation or removal and will be required to be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

     A Preferred Stock Depositary will be required to forward to holders of Depositary Receipts any reports and communications from EastGroup which are received by such Preferred Stock Depositary with respect to the related Preferred Stock.

     Neither a Preferred Stock Depositary nor EastGroup will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under a Deposit Agreement. The obligations of EastGroup and Preferred Stock Depositary under a Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the applicable Depositary Shares), gross negligence or willful misconduct, and neither EastGroup nor any applicable Preferred Stock Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Stock represented thereby unless satisfactory indemnity is furnished. EastGroup and any Preferred Stock Depositary will be permitted to rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event a Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and EastGroup on the other hand, such Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from EastGroup.

                           DESCRIPTION OF COMMON STOCK

General

     EastGroup is authorized to issue up to 68,275,000 shares of Common Stock. As of June 10, 1998 there were 16,304,176 shares of Common Stock outstanding and 740,108 shares of Common Stock reserved for issuance upon the exercise of options granted under EastGroup's stock option plans. All of the issued and outstanding shares of Common Stock are fully paid and non-assessable and have equal voting, distribution and liquidation rights. Shares of Common Stock are not subject to call or redemption; provided, however, if the EastGroup Board of Directors determines that the direct or indirect ownership of Common Stock has or may become concentrated to an extent which threatens EastGroup's status as a REIT, the Board of Directors may call for the redemption of a number of shares of Common Stock.

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of Common Stock have no cumulative voting rights. Additionally, subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the directors out of funds legally available therefor.

     The shares of Common Stock currently outstanding are listed for trading on the NYSE under the symbol "EGP." EastGroup will apply to the NYSE to list the additional shares of Common Stock to be sold pursuant to any Prospectus Supplement, and EastGroup anticipates that such shares will be so listed.

     Under Maryland law, stockholders are generally not liable for EastGroup's debts or obligations. If EastGroup is liquidated, subject to the right of any holders of Preferred Stock, if any, to receive preferential distributions, each outstanding share of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of EastGroup.

Provisions of EastGroup's Charter and Bylaws

     EastGroup's Charter provides that the number of directors will be ten, which number may be increased or decreased pursuant to EastGroup's Bylaws. Currently, the number of directors is nine and all nine positions on the Board of Directors are filled by the vote of the stockholders at the annual meeting. Stockholders do not have cumulative voting rights in the election of directors. Stockholders are entitled to one vote for each share of Common Stock held by them.

Other Matters

     The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

Restrictions on Transfer

     Ownership Limits. For EastGroup to qualify as a REIT under the Code, no more than 50% in value of its outstanding Common Stock may be owned, actually and constructively under the applicable attribution provisions of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. The Common Stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. Because EastGroup intends to elect to be treated as a REIT, the Charter contains restrictions on the acquisition of Common Stock intended to ensure compliance with these requirements.

     Pursuant to the provisions of the Charter, if a transfer of stock occurs whereby any person would own, beneficially or constructively, 9.8 percent or more (in value or in number, whichever is more restrictive) of the outstanding capital stock of EastGroup (excluding Excess Shares, as defined below), then such amount in excess of the 9.8 percent limit shall automatically be converted into shares of a separate class of stock, the excess stock, par value $0.001 per share, of EastGroup (the "Excess Shares"), and any such transfer will be void ab initio. However, such restrictions will not prevent the settlement of a transaction entered into through the facilities of any interdealer quotation system or national securities exchange upon which shares of capital stock of EastGroup are traded, provided that certain transactions may be settled by providing Excess Shares. Although holders of Excess Shares have no dividend or voting rights, such holders do have certain rights in the event of any liquidation, dissolution or winding up of the corporation. The Charter further provides that the Excess Shares will be held by EastGroup as trustee for the person or persons to whom the shares are ultimately transferred, until such time as the shares are re-transferred to a person or persons in whose hands the shares would not be Excess Shares and certain price-related restrictions are satisfied. These provisions are designed to enable EastGroup to meet the share ownership requirements applicable to REITs under the Code, but may also have an anti-takeover effect. EastGroup currently has 30,000,000 Excess Shares authorized pursuant to its Charter.

     Each stockholder shall, upon request by EastGroup, furnish such information that EastGroup may reasonably request in order to determine EastGroup's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The foregoing ownership limitations may have the effect of precluding acquisition of control of EastGroup without the consent of the Board of Directors.

     Special Voting Requirements for Certain Business Combinations. Pursuant to Maryland law, EastGroup is governed by special procedures that apply to certain business combinations between a corporation and interested stockholders. The purpose of such provisions is to protect the corporation and its stockholders against hostile takeovers by requiring that certain criteria are satisfied. These criteria include prior approval by the board of directors, prior approval by a majority or supermajority vote of disinterested stockholders and requirements that a "fair price" be paid to the disinterested stockholders.

     Maryland law provides that a Maryland corporation may not engage in any "business combination" with any "interested stockholder." An "interested stockholder" is defined, in essence, as any person owning beneficially, directly or indirectly, ten percent or more of the outstanding voting stock of a Maryland corporation. Unless an exemption applies, EastGroup may not engage in any business combination with an interested stockholder for a period of five years after the interested stockholder became an interested stockholder, and thereafter may not engage in a business combination unless it is recommended by the board of directors and approved by the affirmative vote of at least (i) eighty percent of the votes entitled to be cast by the holders of all outstanding voting stock of EastGroup, voting together as a single voting group and (ii) two-thirds of the votes entitled to be cast by all holders of outstanding shares of voting stock other than voting stock held by the interested stockholder. The voting requirements do not apply at any time to business combinations with an interested stockholder or its affiliates if approved by the board of directors of the corporation prior to the time the interested stockholder first became an interested stockholder. Additionally, if the business combination involves the receipt of consideration by the stockholders in exchange for the corporation's stock, the voting requirements do not apply if certain "fair price" conditions are met.

     Control Share Acquisitions. Maryland law provides for the elimination of the voting rights of shares held by any person who makes a "control share acquisition" except to the extent that such acquisition is exempt or is approved by at least two-thirds of all votes entitled to be cast on the matter, excluding shares of capital stock owned by the acquirer or by officers or directors who are employees of the corporation whose shares were acquired. A "control share acquisition" is the direct or indirect acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, shares of voting stock ("control shares") that would, if aggregated with all other voting stock owned by such person, entitle such person to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of voting power.

     A person who has made or proposes to make a control share acquisition, upon the satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved.

     If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition. The control share acquisition statute does not apply to stock acquired in a merger, consolidation or stock exchange if the corporation is a party to the transaction.

     Supermajority Votes. The Charter provides that (i) no term or provision of the Charter may be added, amended or repealed in any respect which, in the determination of the Board of Directors, causes EastGroup not to qualify as a REIT under the Code; (ii) the sections of the Charter concerning the removal of directors, amendment of the Bylaws, the indemnification of agents and limitation of liability of directors and officers and the section concerning special stockholder vote requirements shall not be amended or repealed; and (iii) no provision imposing cumulative voting in the election of directors may be added to the Charter, except, in addition to any vote required by the terms of then outstanding Preferred Stock, upon the affirmative vote of the holders of not less than eighty percent of all votes entitled to be cast on the matter.

                        FEDERAL INCOME TAX CONSIDERATIONS

Introductory Notes

     The following discussion summarizes certain Federal income tax considerations that may be relevant to a prospective holder of securities of EastGroup. This discussion is based on current law. The discussion is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations. It also does not discuss all of the aspects of Federal income taxation that may be relevant to a prospective stockholder in light of his particular circumstances or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the Federal income tax laws.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

     General. EastGroup has elected to be taxed as a REIT under Sections 856 through 860 of the Code effective since its inception. EastGroup's qualification and taxation as a REIT depends upon its ability to meet on a continuing basis, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests and organizational requirements imposed under the Code, as discussed below. EastGroup believes that it is organized and has operated in such a manner as to qualify under the Code for taxation as a REIT commencing since its inception, and it intends to continue to operate in such a manner. No assurances, however, can be given that EastGroup will operate in a manner so as to qualify or remain qualified as a REIT. See "Failure to Qualify" below.

     The following is a general summary of the Code provisions that govern the Federal income tax treatment of a REIT and its stockholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, the regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof.

     If EastGroup qualifies for taxation as a REIT and distributes to its stockholders at least 95% of its REIT taxable income, it generally will not be subject to Federal corporate income taxes on net income that it currently distributes to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. Notwithstanding its REIT election, however, EastGroup will be subject to Federal income tax in the following circumstances. First, EastGroup will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains. Second, under certain circumstances, the company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if EastGroup has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if EastGroup has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if EastGroup should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which it fails the 75% or 95% test, multiplied by a fraction intended to reflect its profitability. Sixth, if EastGroup should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year (for this purpose such term includes capital gains which EastGroup elects to retain but which it reports as distributed to its stockholders, see "Annual Distribution Requirements" below); and (iii) any undistributed taxable income from prior years, EastGroup would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.
Seventh, if EastGroup acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in EastGroup's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and EastGroup recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by it, then, to the extent of such property's built-in gain (the excess of the fair market value of such property at the time of acquisition by EastGroup over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Service regulations that have not yet been promulgated).

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for Sections 856 through 860 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions
(i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. EastGroup has issued sufficient Common Stock with sufficient diversity of ownership to allow it to satisfy requirements (v) and (vi). In addition, EastGroup's Charter contains restrictions regarding the transfer of its shares that are intended to assist it in continuing to satisfy the share ownership requirements described in (v) and
(vi) above. See "Capital Stock of EastGroup -- Restrictions on Transfer."

     EastGroup is currently in the process of reorganizing its operations into an umbrella partnership REIT ("UPREIT") structure pursuant to which all of EastGroup's real estate assets will be owned by EastGroup Properties, L.P., a Delaware limited partnership the sole partners of which are wholly-owned subsidiaries of EastGroup (the "Operating Partnership"). EastGroup anticipates completing the reorganization of its operations into an UPREIT structure in July 1998. EastGroup anticipates that the UPREIT structure will enable it to pursue new investment opportunities by giving EastGroup the ability to offer units in the Operating Partnership to property owners in exchange for properties in transactions intended to achieve certain tax advantages.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, EastGroup's proportionate share of the assets, liabilities and items of income of the Operating Partnership and the non-corporate subsidiaries, which are either limited liability companies or partnerships, will be treated as assets, liabilities and items of income of EastGroup for purposes of applying the requirements described herein.

     Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities  and items of  income,  deduction  and credit of a  "qualified  REIT subsidiary" shall be treated as assets, labilities and items of income, deduction and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all the capital stock of which is owned by the REIT. In applying the requirements described herein, any "qualified REIT subsidiary" will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of EastGroup.

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. EastGroup's taxable year is the calendar year.

     For tax years beginning prior to January 1, 1998, pursuant to applicable Treasury Regulations, to be able to elect to be taxed as a REIT, EastGroup must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding shares. EastGroup has complied with such requirements. For tax years beginning January 1, 1998 and beyond, these records and informational requirements are no longer a condition to REIT election. Instead, a monetary penalty will be imposed for failure to comply with these requirements.

     Income Tests. In order for EastGroup to maintain qualification as a REIT, three separate percentage tests relating to the source of its gross income must be satisfied annually. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, for tax years beginning prior to January 1, 1998, gain from the sale or other disposition of (i) stock or securities held for less than one year; (ii) prohibited transactions; and (iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the REIT's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received by EastGroup will qualify as "rents from real property" in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, amounts received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if EastGroup, or a direct or indirect owner of 10% or more of EastGroup, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," EastGroup generally must not operate or manage the property, or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom EastGroup derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by EastGroup are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

     For taxable years beginning after December 31, 1997, rental income received by EastGroup will not cease to qualify as "rents from real property" merely because EastGroup performs non-customary services for a tenant if the amount that EastGroup receives as a result of performing such services does not exceed 1% of all amounts received directly or indirectly by EastGroup with respect to such property. In applying this limitation, the amount that EastGroup is treated as having received for performing such services will not be less than 150% of the direct cost to EastGroup of providing those services. EastGroup believes that all services that are provided to its tenants will be considered "usually or customarily" rendered in connection with the rental of comparable properties. Further, any noncustomary services will be provided only through qualifying independent contractors or within the 1% safe harbor described above. EastGroup believes that the income generated from its currently owned assets and its proposed method of operations will permit it to meet the income tests outlined above.

     If EastGroup fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if its failure to meet such tests was due to reasonable cause and not due to willful neglect, EastGroup attaches a schedule of the sources of its income to its federal income tax return for such years, and any incorrect information on the schedules was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances EastGroup would be entitled to the benefit of these relief provisions. As discussed above in "--General," even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

     Asset Tests. At the close of each quarter of its taxable year, EastGroup must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of EastGroup's total assets must be represented by real estate assets (including stock or debt instruments held for not more than one year purchased with the proceeds of a stock or debt offering of the company), cash, cash items and government securities. Second, not more than 25% of EastGroup's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by EastGroup may not exceed 5% of the value of EastGroup's total assets, and EastGroup may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary or another REIT). The 5% test must generally be met for any quarter in which a REIT acquires securities of an issuer.

     If EastGroup should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter, and (ii) the discrepancy between the value of EastGroup's assets and the asset tests either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (e.g., the discrepancy arose from changes in the market values of its assets). If the conditions described in clause (ii) of the preceding sentence were not satisfied, EastGroup still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     Annual Distribution Requirements. EastGroup, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before EastGroup timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that EastGroup does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the nondistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if EastGroup should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain income for such year; and (iii) any undistributed taxable income from prior periods, it will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     For taxable years beginning after December 31, 1997, EastGroup may elect to retain and pay tax on net long-term capital gains and require its stockholders to include their proportionate share of such undistributed net capital gains in their income. If EastGroup makes such election, stockholders would receive a tax credit attributable to their share of the capital gains tax paid by EastGroup, and would receive an increase in the basis of their shares in EastGroup in an amount equal to the stockholder's share of the undistributed net long-term capital gain reduced by the amount of the credit. Further, any undistributed net long-term capital gains that are included in the income of EastGroup stockholders pursuant to this rule, will be treated as distributed for purposes of the 4% excise tax.

     EastGroup has made and intends to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that the company, from time to time, may not have sufficient cash or liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of such income and deduction of such expenses in arriving at EastGroup's taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceed the amount of noncash deductions. In the event that such timing differences occur, in order to meet the distribution requirements, EastGroup may arrange for short-term, or possible long-term, borrowing to permit the payment of required dividends. If the amount of nondeductible expenses exceeds noncash deductions, EastGroup may refinance its indebtedness to reduce principal payments and borrow funds for capital expenditures.

     Under certain circumstances, EastGroup may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year that may be included in EastGroup's deduction for dividends paid for the earlier year. Thus, EastGroup may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the company will be required to pay interest to the Service based upon the amount of any deduction taken for deficiency dividends.

     Failure to Qualify. If EastGroup fails to qualify for taxation as a REIT in any taxable year and no relief provisions apply, EastGroup will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which EastGroup fails to qualify will not be deductible by it, nor will such distributions be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, EastGroup also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances EastGroup would be entitled to such statutory relief.

Taxation of Stockholders

     Taxation of Taxable Domestic Stockholders. As long as EastGroup qualifies as a REIT, distributions made to its taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income, and corporate stockholders will not be eligible for the dividends received deduction as to such amounts. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed EastGroup's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of such stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's Common Stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by the company in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by EastGroup and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the company during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of EastGroup.

     In general, any gain or loss realized upon a taxable disposition of shares by a stockholder who is not a dealer in securities will be treated as a long term capital gain or loss if the shares have been held for more than one year and otherwise a short term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from EastGroup required to be treated by such stockholder as long-term capital gain.

     The Taxpayer Relief Act of 1997 reduced the top tax rate for individuals, estates and trusts on certain long-term capital gains. Generally, long-term capital gains on property held for more than 18 months will not be taxed at a rate greater than 20% and the maximum rate is reduced to 18% for assets acquired after December 31, 2000 and held for more than five years. For taxpayers subject to the 15% regular tax bracket, long-term capital gains on property held for more than 18 months will not be taxed at a rate greater than 10%, and, effective for taxable years beginning after December 31, 2000, the rate is reduced to 8% for assets held more than five years. Long-term capital gain from the sale or exchange of certain depreciable real property held for more than 18 months which would be treated as ordinary income if the real property was depreciable personal property is subject to a maximum tax rate of 25% rather than 20%. Long-term capital gain (other than certain depreciation recapture taxable as ordinary income) allocated to a stockholder by EastGroup will be subject to the 25% rate to the extent that the gain does not exceed depreciation on real property sold by EastGroup. The maximum rate of capital gains tax for capital assets held for more than one year but not more than 18 months remains at 28%. The taxation of capital gains by corporations was not changed.

     In addition, Internal Revenue Notice 97-64 provides temporary guidance with respect to the taxation of distributions by EastGroup designated as capital gain dividends. Pursuant to Internal Revenue Notice 97-64, forthcoming Temporary Regulations will provide that capital gains allocated to a stockholder by a REIT may be designated as a 20% rate gain distribution, an unrecaptured Section 1250 gain distribution (subject to the 25% rate), or a 28% rate gain distribution. In determining the amounts which may be designated as each class of capital gains dividends, a REIT must calculate its net capital gains as if it were an individual subject to a marginal tax rate of 28%. Unless specifically designated otherwise by EastGroup, a distribution designated as a capital gain distribution is presumed to be a 28% rate gain distribution. If EastGroup elects to retain any net long-term capital gain, as discussed above, the undistributed long-term capital gains are considered to be designated as capital gain dividends for purposes of Internal Revenue Notice 97-64.

     Backup Withholding. EastGroup will report to its domestic stockholders and the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide EastGroup with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, EastGroup may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to the company. See "Taxation of Non-U.S. Stockholders" below.

     Taxation of Tax-Exempt Stockholders. Most tax-exempt entities, including employees' pension trusts, are not subject to Federal income tax except to the extent of "unrelated business taxable income" ("UBTI"). The Service has ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute UBTI. Based upon this ruling and the analysis therein, and subject to the discussion below regarding qualified pension trust investors, distributions by EastGroup to a stockholder that is a tax-exempt entity generally should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the Common Stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. Revenue rulings, however, are interpretative in nature and subject to revocation or modification by the Service.

     A "qualified trust" (defined to be any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the "five or fewer requirement") only by relying on a special "look-through" rule under which shares held by qualified trust stockholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein; and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either
(i) a single qualified trust holds more than 25% of the value of the REIT shares, or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (i) the UBTI earned by the REIT (computed as if the REIT were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT for the year in which the dividends are paid. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year.

     The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying on the "look-through" rule. The restrictions on ownership of Common Stock in EastGroup's Charter should prevent application of the foregoing provisions to qualified trusts purchasing Common Stock of EastGroup pursuant to the Offering, absent a waiver of the restrictions by the Board of Directors.

     Taxation of Non-U.S. Stockholders. The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. Stockholder. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in Common Stock, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by EastGroup of U.S. real property interests and not designated by EastGroup as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of EastGroup. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces such rate. However, if income from the investment in Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to a branch profits tax of up to 30% if the stockholder is a foreign corporation). EastGroup expects to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Stockholder that are not designated as capital gain dividends, unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with EastGroup or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with EastGroup claiming that the distribution is income treated as effectively connected to a U.S. trade or business.

     Distributions in excess of current and accumulated earnings and profits of EastGroup will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his or her Common Stock as described below. If at any time EastGroup is not a "domestically controlled REIT," as defined below, EastGroup must withhold U.S. income tax at the rate of 10% on distributions to Non-U.S. Stockholders that are not paid out of current or accumulated earnings and profits unless the Non-U.S. Stockholders provide EastGroup with withholding certificates evidencing their exemption from withholding tax. If it cannot be determined at the time that such a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S.
Stockholder may seek a refund of such amounts from the Service if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of EastGroup.

     For any year in which EastGroup qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by EastGroup of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. EastGroup is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by EastGroup as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of Common Stock generally will not be taxed under FIRPTA if EastGroup is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its shares was held directly or indirectly by Non-U.S. Stockholders. EastGroup believes that it currently qualifies as a "domestically controlled REIT," and that the sale of Common Stock will not therefore be subject to tax under FIRPTA. Because EastGroup is publicly traded, however, no assurance can be given that the company will continue to be a domestically controlled REIT. Even if EastGroup is not a "domestically controlled REIT," a Non-U.S. Stockholder's sale of Common Stock generally will not be subject to tax under FIRPTA as a sale of U.S. real property interests, provided that (i) EastGroup's Common Stock is "regularly traded" on an established securities market, and (ii) the selling Non-U.S. Stockholder held 5% or less of EastGroup's Common Stock at all times during the specified testing period. In addition, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the investment in Common Stock is treated as effectively connected with the Non-U.S. Stockholder's trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as the U.S. stockholders with respect to such gain; or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains. If the gain on the sale of Common Stock were to be subject to tax under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

     State and Local Taxes. EastGroup and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside (although stockholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to EastGroup's operations and distributions). The state and local tax treatment of EastGroup and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Securities.

                             PLAN OF DISTRIBUTION


     EastGroup may sell Securities to or through underwriters or dealers for public offering and sale by or through them, and also may sell Securities directly to other purchasers or agents or through any combination of these methods of sale.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from EastGroup or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from EastGroup and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from EastGroup will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the shares of Common Stock which are listed on the NYSE. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. EastGroup may elect to list any series of Preferred Stock or Depositary Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Securities.

     Under agreements EastGroup may enter into, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by EastGroup against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, EastGroup in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, EastGroup will authorize underwriters or other persons acting as EastGroup's agents to solicit offers by certain institutions to purchase Securities from EastGroup pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by EastGroup. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.


                                     EXPERTS


     The consolidated financial statements and financial statement schedules of EastGroup as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, and the December 31, 1997 historical summaries of gross income and direct operating expenses of Wal-Mart Distribution Center, World Houston 1 and 2, Estrella Distribution Center and Industry Distribution Center, have been incorporated by reference in the Prospectus and Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS


     The legality of the Securities will be passed upon for EastGroup by Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York.

                                1,320,000 Shares

                            EastGroup Properties, Inc.

                            7.95% SERIES D CUMULATIVE
                            REDEEMABLE PREFERRED STOCK




                               PROSPECTUS SUPPLEMENT

                                  June 2, 2003